                                                                   EXHIBIT 10.18

================================================================================

                           PROPRIETARY INFORMATION

                             SPRINT SPECTRUM L.P.

                                     AND

                                     CBIS



                               CUSTOMER ACCOUNT

                                     AND

                                BILLING SYSTEM

                                  AGREEMENT

================================================================================

                                                         Contract Number 96-0032


                              TABLE OF CONTENTS


1.0 DEFINITIONS..................................................7

2.0 COMPENSATION.................................................9

2.1 INVOICE FREQUENCY AND REQUIREMENTS ..........................9
   2.1.1 Invoicing of Exhibit H..................................9
     2.1.1.1 Upfront Fee.........................................9
     2.1.1.2 Monthly Subscriber Fee.............................10
     2.1.1.3 Annual Minimum Amount..............................10
     2.1.1.4 Annual Release Fees................................10
     2.1.1.5 Early Termination Fee..............................10
     2.1.1.6 Object Code License Fee............................10
     2.1.1.7 Wind-down Transition Period Fee....................10
     2.1.1.8 Source Code License Fee............................10
   2.1.2 Invoicing of Work Order................................10
     2.1.2.1 Rates..............................................10
     2.1.2.2 Reimbursement......................................10
     2.1.2.3 Flat Rate..........................................10
2.2 PAYMENTS AND INVOICE TERMS..................................11
2.3 INVOICE ADDRESS.............................................11
2.4 TAXES, DUTIES AND FEES......................................11
2.5 RIGHT TO OFFSET.............................................11

3.0 AFFILIATE TRANSACTIONS......................................11
3.1 AFFILIATES..................................................11
3.2 AFFILIATE RIGHTS............................................12

4.0 TERM........................................................12

4.1 AGREEMENT TERM..............................................12
4.1 AGREEMENT EXTENSION.........................................12

5.0 TERMINATION.................................................12

5.1 TERMINATION UPON SUPPLIER MERGER, SALE, OR COMPETITION......12
   5.1.1 Breach of Service Level Obligations....................12
   5.1.2 Breach of System Subscriber Volume Capacity............12
   5.1.3 Breach of Payment Obligations..........................13
   5.1.4 Breach of Material Obligation or Covenant..............13
5.2 TERMINATION UPON SUPPLIER MERGER, SALE, OR COMPETITION......13
5.3 TERMINATION DUE TO BANKRUPTCY...............................13
5.4 EARLY TERMINATION...........................................13
5.5 TERMINATION OF WORK.........................................13
5.6 COMPENSATION AFTER TERMINATION..............................13
5.7 EXPIRATION OF RIGHT TO TERMINATE............................13

6.0 ORDERS......................................................14

6.1 INITIAL ORDER...............................................14
6.2 ORDERS FOR OTHER SERVICES...................................14
6.3 ORDER MODIFICATIONS.........................................14
6.4 AFFILIATE ORDERS............................................14

7.0 TRANSITION SERVICES.........................................14

7.1 SERVICES IMPLEMENTATION.....................................14


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                                                         Contract Number 96-0032


   7.1.1 Milestones.............................................14
   7.1.2 Service Levels.........................................14
   7.1.3 Customer's Agents, Contractors, and Third Parties......15
7.2 WIND-DOWN OF TRANSITION PERIOD..............................15
   7.2.1 Transfer of Data.......................................15
   7.2.2 Service Levels.........................................15
   7.2.3 Future Supplier........................................15
7.3 PARTIAL TRANSITION..........................................15

8.0 SUPPLIER SOFTWARE...........................................15

8.1 SUPPLIER SOFTWARE...........................................16
8.2 MAINTENANCE OF SUPPLIER'S SOFTWARE..........................16
8.3 GRANT OF RIGHTS TO SUPPLIER'S SOFTWARE......................16
8.4 SUPPLIER'S SOURCE CODE......................................16
8.5 LICENSING OF SUPPLIER'S SOFTWARE............................16
8.6 SUPPLIER PROVIDED THIRD PARTY SOFTWARE......................17
8.7 SUPPLIER SOFTWARE AND PROVIDED THIRD PARTY SOFTWARE
       DOCUMENTATION............................................17
8.8 SOURCE CODE ESCROW..........................................17

9.0 CUSTOMER SOFTWARE...........................................17

9.1 CUSTOMER SOFTWARE...........................................17
9.2 EXCLUSION OF RIGHTS.........................................17

10.0 SOFTWARE ENHANCEMENT AND DEVELOPMENT SERVICES..............18

10.1 FUTURE ENHANCEMENT PLANNING PROCESS........................18
10.2 ENHANCEMENT REQUEST PROCESS................................18
   10.2.1 Enhancement Requests..................................18
   10.2.2 Preliminary Work Order................................18
   10.2.3 Customer's Client Board...............................18
   10.2.4 Functional Requirement Specification..................18
   10.2.5 Final Work Order......................................18
   10.2.6 Supplier Product Change Control Board.................18
   10.2.7 Enhancement Acceleration..............................19
10.3 WORK ORDER SPECIFICATION...................................19
10.4 SYSTEM DEVELOPMENT METHODOLOGY.............................19
10.5 SUPPLIER STATUS............................................19
10.6 RIGHTS TO ENHANCEMENTS AND CUSTOMER PROPRIETARY
     SUPPLEMENTAL SOFTWARE......................................19

11.0 TESTING....................................................20

11.1 PARTICIPATION IN TESTING ..................................20
11.2 TEST PLANS.................................................20
11.3 TEST ENVIRONMENT...........................................20
11.4 CORRECTION OF SOFTWARE NON-CONFORMANCE.....................20
11.5 TEST APPROVAL..............................................21

12.0 TRAINING...................................................21

12.1 SUPPLIER PROVIDED TRAINING.................................21
12.2 SUPPLIER TRAINING DOCUMENTATION............................21
12.3 RIGHT TO COPY..............................................21
12.4 SUPPLIER PERSONNEL.........................................21

13.0 CUSTOMER EQUIPMENT.........................................21

13.1 CUSTOMER EQUIPMENT.........................................21
13.2 ASSET TAG..................................................21

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                                                         Contract Number 96-0032


13.3 MAINTENANCE................................................21
13.4 RETURN.....................................................22

14.0 DATA CENTER SERVICES.......................................22

14.1 HELP DESK..................................................22
14.2 TECHNICAL SUPPORT..........................................22
14.3 BUSINESS UNIT SUPPORT......................................22
14.4 TABLE MAINTENANCE..........................................22
   14.4.1 Table Documentation...................................22
14.5 PROBLEM MANAGEMENT.........................................22
14.6 CHANGE MANAGEMENT..........................................23
   14.6.1 Software Change Management............................23
   14.6.2 Data Center Change Management.........................23
14.7 DISASTER RECOVERY..........................................23
14.8 OPERATIONS REVIEWS.........................................23
14.9 ACCESS TO SUPPLIER'S LOCATIONS.............................24
14.10 PROCESSING................................................24
   14.10.1 Back-outs............................................24
   14.10.2 Reports..............................................24
   14.10.3 Cycle Verification...................................24
14.11 THIRD PARTY REVIEW........................................24
14.12 SECURITY..................................................24
14.13 CAPACITY PLANNING ........................................24
14.14 OPERATIONAL RESPONSIBILITIES..............................25

15.0 INDEPENDENT CONTRACTOR.....................................25

15.1 SUPPLIER RESPONSIBILITY....................................25
15.2 INDEPENDENT CONTRACTOR.....................................25
15.3 CUSTOMER RESPONSIBILITY....................................25
15.4 DEFEND AGAINST CLAIM.......................................26
15.5 REPLACEMENT OF PERSONNEL...................................26
15.6 AGREEMENT COMPLIANCE.......................................26

16.0 PROPRIETARY INFORMATION....................................26

16.1 PROPRIETARY INFORMATION....................................26
16.2 PROTECTION OF PROPRIETARY INFORMATION......................26
16.3 EXCLUSIONS.................................................26
16.4 NON-COMPETE................................................27
16.5 INJUNCTIVE RELIEF..........................................27

17.0 SUPPLIER WARRANTIES........................................27

17.1 SERVICES WARRANTY..........................................27
17.2 SOFTWARE WARRANTY..........................................27
17.3 MEDIA WARRANTY.............................................27
17.4 NON-INFRINGEMENT WARRANTY..................................28
17.5 SUPPLIER PERSONNEL WARRANTY................................28
17.6 PERFORMANCE WARRANTY.......................................28
17.7 WARRANTY TERM..............................................28
17.8 EXPRESS WARRANTY...........................................28

18.0 SUBCONTRACTS...............................................28

19.0 FEDERAL REQUIREMENTS.......................................28

19.1 FEDERAL ACQUISITION REQUIREMENTS...........................28


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                                                         Contract Number 96-0032

19.2 SUBCONTRACTING OPPORTUNITIES...............................29

20.0 LIABILITY AND INDEMNIFICATION..............................29

20.1 INDEMNIFICATION OF LIABILITY...............................29
20.2 INDEMNIFICATION OF INFRINGEMENT............................29
   20.2.1 Supplier Responsibility...............................29
20.3  ENJOINED DELIVERABLE......................................29
   20.3.1 Replacement...........................................29
   20.3.2 Refund................................................30
20.4 LIMITATION.................................................30

21.0 INSURANCE..................................................30

21.1 WORKER'S COMPENSATION......................................30
21.2 GENERAL....................................................30
21.3 AUTO.......................................................30
21.4 PROPERTY...................................................31
21.5 DISHONESTY.................................................31
21.6 CERTIFICATES OF INSURANCE..................................31
21.7 MUTUAL WAIVER OF SUBROGATION...............................31

22.0 REMEDIES...................................................31

22.1 SERVICES AND REMEDIES......................................31
22.2 PERFORMANCE ADJUSTMENT.....................................31
22.3 OTHER DAMAGES AND RELIEF...................................32
22.4 DISPUTED INVOICES..........................................32

23.0 RIGHT OF AUDIT.............................................32

24.0 NOTICE.....................................................33

25.0 DISPUTE RESOLUTION.........................................33

25.1 NEGOTIATION................................................33
25.2 MEDIATION..................................................34
25.3 ARBITRATION................................................34
25.4 CONTINUING PERFORMANCE.....................................34
25.5 LIMITATION OF CLAIMS.......................................34

26.0 STRATEGIC ALLIANCE.........................................34

26.1 CUSTOMER PARTICIPATION.....................................34
26.2 ADVISORY FORUM.............................................34
26.3 MUTUAL VALUE...............................................34
26.4 IMPROVEMENT................................................34
26.5 COMMITMENT.................................................35
26.6 PROCESS....................................................35
26.7 EFFECTIVENESS..............................................35
26.8 EFFICIENCY.................................................35
26.9 PREFERRED PROVIDER.........................................35
26.10 RIGHT OF FIRST ORDER......................................35
26.11 SYSTEMS INTEGRATION.......................................36

27.0 OWNERSHIP..................................................36

27.1 OWNERSHIP..................................................36
27.2 ASSIGNMENT OF OWNERSHIP....................................36

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                                                         Contract Number 96-0032


28.0 GENERAL....................................................36

28.1 SUPPLIER PERFORMANCE.......................................36
28.2 MATERIAL/MECHANIC'S LIEN...................................37
28.3 ASSIGNMENT.................................................37
28.4 GOVERNING LAW..............................................37
28.5 LAW AND REGULATIONS........................................37
28.6 PERMITS AND LICENSES.......................................37
28.7 WAIVER.....................................................37
28.8 SEVERABILITY...............................................37
28.9 SURVIVAL...................................................37
28.10 PUBLICITY.................................................37
28.11 FORCE MAJEURE.............................................37

29.0 SAFETY.....................................................38

29.1 OSHA.......................................................38
29.2 INJURY PREVENTION..........................................38
29.3 WEAPONS PROHIBITION........................................38

30.0 SECURITY...................................................38

31.0 AGREEMENT MANAGEMENT.......................................38

31.1 AGREEMENT MANAGERS.........................................38
31.2 SERVICE LEVEL REPORTING....................................38
31.3 GENERAL NOTIFICATION.......................................38
31.4 DETERMINATION OF LAUNCH....................................38

32.0 ACCEPTANCE.................................................39

32.1 TEST ACCEPTANCE............................................39
32.2 IMPLEMENTATION ACCEPTANCE..................................39
32.3 WORK ORDER ACCEPTANCE......................................39
32.4 FINAL ACCEPTANCE...........................................39

36.0 ENTIRE AGREEMENT...........................................40

SIGNATURE.......................................................40

EXHIBIT A: WORK ORDER...........................................41

EXHIBIT B: JOB CLASSIFICATIONS AND PAY RATES....................42

EXHIBIT C: TRAVEL AND LIVING EXPENSE RATES......................43

EXHIBIT D: SUPPLIER PERFORMANCE LIMITATION......................44

EXHIBIT E: APPROVED SUBCONTRACTORS..............................45

EXHIBIT F: SERVICE LEVELS.......................................46

EXHIBIT G: SERVICE IMPLEMENTATION PLAN..........................51

EXHIBIT H: PAYMENTS AND PAYMENT SCHEDULE........................52

EXHIBIT I: P2K FUNCTIONAL SPECIFICATIONS RELEASE 1.1............57


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                                                         Contract Number 96-0032


EXHIBIT J: AUGUST 9, 1996 ENHANCEMENT REQUIREMENTS..............58

EXHIBIT K: OCTOBER 1, 1996 ENHANCEMENT REQUIREMENTS.............61

EXHIBIT L: SOFTWARE FACTORY PLAN................................62

EXHIBIT M: OPERATIONAL SEVERITY LEVELS..........................63

EXHIBIT N: CUSTOMER EQUIPMENT...................................64

EXHIBIT O: SUPPLIER PROVIDED THIRD PARTY SOFTWARE...............65

EXHIBIT P: SPRINT SPECTRUM L.P. INITIAL ORDER...................66

EXHIBIT Q: AGREEMENT REPORTING..................................67

EXHIBIT R: ESCALATION PROCEDURES................................68

EXHIBIT S: SUPPLIER SOFTWARE....................................69

EXHIBIT T: SUPPLIER CERTIFICATE(S) OF INSURANCE.................70

EXHIBIT U: SEVERITY OF SOFTWARE NON-CONFORMANCE.................71

EXHIBIT V: SUPPLIER SOFTWARE DEVELOPMENT METHODOLOGY............72

EXHIBIT W: PRE-RELEASE DELIVERABLES.............................73



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                                                         Contract Number 96-0032


                               SERVICES AGREEMENT
                                    BETWEEN
                              SPRINT SPECTRUM L.P.
                                      AND
                    CINCINNATI BELL INFORMATION SYSTEMS INC.

This Services Agreement ("Agreement") is effective February 26, 1996 ("Effective Date" ) between SPRINT SPECTRUM L.P., a Delaware limited partnership ("Customer"), with offices located at 4717 Grand, Kansas City, Missouri 64112 and CINCINNATI BELL INFORMATION SYSTEMS INC., an Ohio corporation ("Supplier"), with its principal place of business at 600 Vine Street, Cincinnati, Ohio, 45202.

                                   RECITALS:

 It is essential for Customer to utilize customer information and billing software as a foundation for its business operations and that such software is operated and maintained in a data processing environment. Supplier is providing proprietary software ("Software"), Customer ordered enhancements and additions to the Software features, functionality, and outputs and inputs, periodic maintenance and upgrade of the Software, the secured data processing environment and associated services ("Data Center"), and the professional resources with the knowledge and skills of Supplier's business (all are collectively referred to as "Services").

Supplier has frequently assured Customer that it is able and willing to provide Services as described in this Agreement for use by Customer within the time periods and performance capabilities required by this Agreement.

In consideration of the foregoing premises and the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

1.0 DEFINITIONS

"Acceptance Testing" is testing performed by Customer of the System after Supplier has completed successful System Test to verify performance of new functionality introduced through maintenance, Upgrade and Enhancement and assure continued level of performance of pre-existing functionality.

"Account", is a financially responsible entity for a subscription or group of subscriptions.

"Answer Time" is the measure of elapsed time as recorded by the automatic call distributor for an agent to respond.

"Business Day" is any calendar Day, Monday through Friday, from 8:00 a.m. to 5:00 p.m. at Customer's local time, excluding Holidays.

"Customer Proprietary Supplemental Software" will mean new Software produced under this Agreement by Supplier pursuant to a Work Order which is not a derivative of Supplier Software but is separable, stand-alone Software interfaced to Supplier Software and which the parties agree is the property of Customer under Sections 10 and 27.

"Day" is any calendar day, Monday through Sunday, including Holidays.

"Documentation" includes, in all forms of media, configuration requirements and parameters, design requirements, data definitions, design memoranda, technical diagrams, templates, data models, data and file record layouts, interface definitions and layouts, performance studies, System evaluations, network transmission definition and layout, network design, flowcharts, contact logs, trouble tickets, problem reports, test conditions, test scripts, test plans and test results. Documentation also includes quick guides, tutorials, training and help scripts.

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                                                         Contract Number 96-0032



        "Enhancement Types" are as follows:

        "Enhancements" will mean changes, improvements or additions, other than Maintenance Release, to the Software and related Documentation, including all new Software Releases, which affect the functions or performance of the Software, and will include Initial Enhancements, Non-Restricted Enhancements, and Restricted Enhancements.

        "Initial Enhancements" will mean Enhancements to the Software as more fully described in Exhibits J and K which will be developed by Supplier prior to the Launch.

        "Non-Restricted Enhancements" will mean those Enhancements which, are to be available for use by any customer of Supplier, as mutua1ly agreed on the Work Order for such Enhancement. All Initial Enhancements are deemed Non-Restricted Enhancements.

        "Restricted Enhancements" will mean those Enhancements the use of which is expressly limited to Customer or Independent Affiliates for a period of one (1) year pursuant to subsection 10.6 as mutually agreed on the Work Order for such Enhancement.

"Holidays" are New Year's, Memorial Day (Monday), Fourth of July, Labor Day (Monday), Thanksgiving (Thursday), Day after Thanksgiving (Friday), Christmas.

"Hour" is the 60 minute interval occurring 7 Days per week, 24 equal intervals per Day, and 365 (or 366 as the case may be) Days per year.

"Implementation" is the establishment of all Services Ordered under this Agreement such that Services perform, where appropriate, per this Agreement including any corresponding Service Levels.

"Integration Test" is the assembly and testing by Supplier of the results of multiple components of Software maintenance, Upgrade and Enhancements that have passed Unit test.

"Interoperability" is all Software, equipment, and network connections interfacing at full capability.

"Launch" is the specific date that Customer starts providing product and service to its customers for the purpose of receiving compensation.

"Maintenance Release" is a Supplier initiated release of Software to correct Non-conformance or other Supplier initiated corrections of the Software.

"Milestones" are significant dates established to ensure timely Implementation of the Services under this Agreement.

"Non-conformance" is the provision of a deliverable or Service that does not meet the performance, time or acceptance criteria established under this Agreement.

"On-Line" is data stored in the Precedent 2000 database that is accessible by the user in near Real-Time through the Precedent 2000 User interface.

"Order" is Customer's and/or Customer Affiliates' request to purchase Services from Supplier.

"Partners" means the collective reference to Sprint Corporation ("Sprint"), TCI Network Service. a Delaware general partnership ("TCI"), Cox Telephony Partnership, a Delaware general parrnership ("Cox"), and Comcast Telephony Services, a Delaware general partnership ("Comcast").

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                                                         Contract Number 96-0032


"Precedent 2000" is the name of Supplier's Software, as detailed in Exhibit S, which is used by Supplier to provide call record collection and processing and customer care hereunder.

"Professional Services" includes any Supplier provided consulting, estimating, development, testing or other incremental Service that is billable at the rate in Exhibit B and is not included in the annual and recurring charges of this Agreement.

"Real-Time" is the System interaction that provides for immediate response or On-Line access with instant data interface.

"Service Levels" are the performance requirement parameters for measuring the delivery of certain Services provided by Supplier to Customer under this Agreement.

"Software" includes any computer code, modules and programs, and any modification, patch, bug fix, update, release to such, in object code form, including related data files, rules, parameters, interfaces, and Documentation.

"Software Factory" means a dedicated team of Supplier personnel responsible for providing Restricted Enhancment and Customer Proprietary Supplemental Software pursuant to the terms of a plan mutually agreed to by Supplier and Customer by January 15, 1997 with scheduled availability of the Service by March 1, 1997.

"SoftWare Release" means the Upgrade of Precedent 2000 by Supplier no less frequently than annually.

"Subscriber" is a customer record On-Line in Precedent 2000 for a customer with or without a Subscription(s).

"Subscription" is a grouping of services a customer has purchased. A subscription can have zero (0) or one (1) active access number.

"System" is the combined functionality of Software, equipment, and any connectivity, that provides but is not limited to applications, databases, transactions, On-Lines, batch processing and outputs.

"System Test" is testing performed by Supplier to ensure new functionality introduced through maintenance, Upgrade and Enhancement that has passed Integration Test, performs as specified by the requirements and that pre-existing functionality performs at least to the level of performance prior to the introduction of new functionality.

"Third Party" is any party other than Customer, Customer Affiliates, Partner or Supplier which is referenced in this Agreement.

"Upgrade" is Non-Restricted Enhancements to the Software delivered through a Software Release which improves functionality, value, or performance by adding one or more new functions not present in the most current version deployed.

"Unit Test" is individual testing by Supplier of each module introduced through maintenance, Upgrade or Enhancement that provides the initial assurance of successful development.

2.0 COMPENSATION

        2.1 Invoice Frequency and Requirements. Supplier will only invoice Customer for the Services identified in the following, as applicable:

                2.l.l Invoicing of Exhibit H. Supplier will invoice Customer in accordance with Exhibit H for the following:

                        2.1.1.1 Upfront Fee. A fee payable in respect of
                                start-up fees, implementation fees and release fees through February, 1997, including the development of


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                                                         Contract Number 96-0032


                                functionality in accordance with the provisions of Exhibits I, J and K assuming Implementation of all Customer and Customer Affiliate markets in accordance with the draft Implementation Plan in existence as of the date of this Agreement ("Upfront Fee").

                        2.1.1.2 Monthly Subscriber Fee. Monthly Subscriber Fees
                                paid based upon the total number of Subscribers.

                        2.1.1.3 Annual Minimum Amount. Annual minimums payable
                                with respect to aggregate monthly Subscriber
                                Fees ("Annual Minimum Amount").

                        2.1.1.4 Annual Release Fee. Annual release fee payable
                                in prorata installments upon installation of Software Releases ("Annual Release Fee").

                        2.1.1.5 Early Termination Fee. Fee for early termination
                                pursuant to subsection 5.4 herein, as
                                applicable, payable upon the date of termination ("Early Termination Fee").

                        2.1.1.6 Object Code License Fee. Fees due upon exercise
                                of the object code licensing in accordance with subsection 8.5 hereof ("Object Code License Fee").

                        2.1.1.7 Wind-down Transition Period Fee. Wind-down
                                Transition Period Fees due under subsection 7.2 hereof in lieu of monthly Subscriber Fees.

                        2.1.1.8 Source Code License Fee. Fee due upon exercise
                                of rights to source code license in accordance with subsection 8.8 hereof ("Source Code License Fee").

                2.1.2 Invoicing of a Work Order. Supplier will invoice Customer separately for Professional Services rendered pursuant to Section 10 and authorized per the request form in Exhibit A ("Work Order"). The Work Order will state additional invoicing instructions if Supplier must provide an additional copy of the invoice. Supplier will invoice Customer monthly in arrears unless otherwise stated in the Work Order.

                        2.1.2.1 Rates. Customer will pay Supplier in accordance
                                with the billing rate set forth in the
                                applicable authorized Work Order. Supplier's blended billing rate for varying levels of skills, per Exhibit B, will be utilized to develop the billing rate in the Work Order.

                        2.1.2.2 Reimbursement. Supplier will be reimbursed for
                                travel, living, and other expenses authorized by Customer in the Work Order at the rates listed in Exhibit C. For non-flat rate Services Supplier must maintain and submit itemized time records and expense reports with each invoice. The time records and expense reporting must be detailed on a form acceptable to Customer and supporting documentation must be included.

                                Customer will not reimburse Supplier for personal expenses including long distance phone calls, in-room movies, dry-cleaning and laundry expenses.

                        2.1.2.3 Flat Rate. Customer will pay Supplier in
                                accordance with the project bid price for a set of deliverables set forth in an applicable proposal by Supplier and authorized by Customer in a Work Order.


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                                                         Contract Number 96-0032


                        2.1.2.4 Supplier Annual Price Adjustments. Supplier
                                reserves the right to raise its Monthly
                                Subscriber Fees one-half (1/2) of the increase in the Consumer Price Index-Urban (CPI-U) in January of any year after any year (January through December) in which that increase is greater than eight percent (8%). The first potential application of this increase will be for Subscribers in January, 1998 based on the CPI-U for January, 1997. In addition, Supplier reserves the right to raise its Professional Services rates in Exhibit B in January of any year beginning in January of 1998 by one-hundred percent (100%) of the increase in the CPI-U over the preceding January to December timeframe.

        2.2 Payments and Invoice Terms. Customer payment of invoices is due within thirty (30) Days after receipt by Customer of a valid invoice, per this Section 2, at the proper invoice location. Amounts due shall be subject to the performance adjustments set forth in Exhibit F and H hereof. Any disputed item on an invoice will be resolved as set forth in subsection 22.4 of this Agreement. The foregoing withstanding, if payment is not made when due, Supplier will provide Customer written notice of non-payment. If payment is not made within a ten (10) Day cure period following the receipt of written notice, the amount of delinquent non-payment will be subject to Supplier's late payment fee of one and a half percent (1.5%) per month from the original due date.

        2.3 Invoice Address. Supplier's invoice will be delivered to the Customer addresses listed below. Customer change in address will be provided to Supplier in writing.

                Original sent to:

                Sprint Spectrum
                Attn: Accounts Payable
                4717 Grand
                Kansas City, MO 64112

                With a copy to:

                Sprint Spectrum
                Attn: CBIS Agreement Manager
                4900 Main Street
                Kansas City, MO 64112

        2.4 Taxes, Duties and Fees. Customer will pay when due only sales, use or similar state or local tax in connection with the Services provided in this Agreement. Taxes to be paid by Customer will be separately stated on the invoice. Supplier's prices will not include any taxes based on Supplier's personal property or net income.

        2.5 Right to Offset. Amounts due Customer from Supplier under provisions of this Agreement will be credited to Customer by Supplier by deduction from invoices rendered to Customer; or, if Supplier fails to so credit such amounts after notice from Customer, Customer, without waiver or limitation of any rights, may deduct from any amounts otherwise due Supplier in connection with this Agreement, or any other agreement between Supplier and Customer, any amounts owed by Supplier to Customer for which Supplier has failed to credit Customer in invoices rendered since receipt of notice of Customer's valid claim to such credit.

 3.0 AFFILIATE TRANSACTIONS

        3.1 Affiliates. This Agreement is entered into by Customer on its own behalf and for the benefit of all Customer affiliated entities ("Customer Affiliates"). All Customer Affiliates for whom Customer is Supplier's day-to-day contact and responsible party for accounts receivable and which run on the same version of the Software as Customer (except for minor deviations such as some interfaces which do not interfere with Supplier's ability to continue operational transparency in running the


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                                                         Contract Number 96-0032


                Supplier Software for such Customer Affiliates) are "Embedded Affiliates". All other Customer Affiliates which do not qualify as Embedded Affiliates shall be referred to as "Independent Affiliates". Cox Califomia PCS shall be deemed to be an Independent Affiliate except (i) Cox California PCS Subscriber volumes shall be aggregated with Customer's Subscriber volumes for purposes of determining the applicable monthly Subscriber Fees for both Cox Califomia PCS and Customer for the term of this Agreement and any extension thereof; (ii) Cox Califomia PCS shall not pay a separate Upfront Fee; and (iii) until such time as Cox California PCS or Customer implement changes to the Supplier Software unique to that party, Cox Califomia PCS shall not be liable to Supplier for Annual Release Fees. All references to Customer in this Agreement will be deemed to refer equally to Embedded Affiliates and any Independent Affiliate executing an Order hereunder, excepting as otherwise set forth in such Order. No commitment is made, nor any liability accepted by Customer or any Independent Affiliate, and none will be inferred from this Agreement, except as set forth in a properly executed Order to this Agreement. All invoices and statements will reference the particular Order by number and must be directed to Customer (for Customer and Embedded Affiliates), or to the Independent Affiliate executing such Order pursuant to instructions issued in the Order. No work performed on behalf of, nor product nor services delivered to any Independent Affiliate will be billed to, or collected from, any other Customer Affiliate or Customer. For purposes of this Agreement, the term affiliated entity, affiliate, or Customer Affiliate will mean any corporation, parmership, joint venture, or other entity in which Customer owns, controls or otherwise holds (with power to vote) five percent (5%) or more of the outstanding voting shares (or of a similar equity or other ownership interest) of such entity, directly or indirectly, by or through one or more intermediaries.

        3.2 Affiliate Rights. Notwithstanding anything herein to the contrary, during the Implementation period of this Agreement, Independent Affiliates may exercise the right to Order Services only with the prior written approval of Customer.

4.0 TERM

        4.1 Agreement Term. Subject to the terms and conditions of this Agreement, the initial term of this Agreement shall commence upon execution by Customer and Supplier and continue through December 31, 2001, or such later date that is established per subsection 31.4 ("Initial Term").

        4.2 Agreement Extension. This Agreement will automatically renew and extend under the same terms and conditions for two (2) successive two (2) year periods, unless Customer notifies Supplier of its intention not to renew this Agreement at least six (6) months prior to the expiration of the then current term.

5.0 TERMINATION

        5.1 Termination for Material Uncured Breach. Either party may terminate this Agreement in the event of a Material Uncured Breach, as defined in subsections 5.1.1 through 5.1.4 hereof by the other party, which breach has not been cured within two (2) Business Days beyond the escalation path set forth in Section 25 or thirty (30) Days from receipt of notice when no escalation path exists. The termination effective date will be as determined during the Wind-down Transition Period set forth in subsection 7.2 hereof.

                5.1.1 Breach of Service Level Obligations. Supplier agrees that its failure to meet five (5) Service Level categories indicated as critical in Exhibit F for three
                        (3) months out of six (6) months at any time Shall constitute a Material Uncured Breach subject to subsection 5.1 hereof.

                5.1.2 Breach of System Subscriber Volume Capacity. Customer and Supplier agree that the failure of the System to process the number of Subscribers by the dates set forth in


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                                                         Contract Number 96-0032


                        Exhibit D and at any time thereafter as evidenced by missed applicable Service Levels shall constitute a Material Uncured Breach subject to subsection 5.1 hereof.

                5.1.3 Breach of Payment Obligations. Customer and Supplier agree that the failure of Customer to pay non-disputed amounts within sixty (60) Days after receipt ot written notice to cure such failure to pay shall constitute a Material Uncured Breach subject to subsection 5.1 hereof.

                5.1.4 Breach of Material Obligation or Covenant. Customer and Supplier agree that either party's breach of a Material Obligation or Covenant under this Agreement shall constitute a Material Uncured Breach subject to subsection 5.1 hereof.

        5.2 Termination Upon Supplier Merger, Sale, or Consolidation. This Agreement may be terminated by Customer without penalty if there is any merger, consolidation, sale of all of the assets or any other change in control or ownership of Supplier (excluding any mergers, consolidations or sale with or to a Customer Partner or Customer Affiliate) such that Supplier has licenses to provide cellular and/or PCS services for more than thirty million (30,000,000) POPs which overlap with Customer and Customer Affiliate PCS POPs. Supplier shall give Customer no less than thirty (30) Days written notice of any such occurrence subject to SEC and Confidentiality provisions. The termination effective date will be as determined during the Wind-down Transition Period as set forth in subsection 7.2.

        5.3 Termination Due to Bankruptcy. The commencement of an action by or against either party under applicable bankruptcy law or any assignment for the benefit of creditors or the appointment of a receiver to take charge of such party's assets may cause the other party to provide notice of intent to Terminate this Agreement. The termination effective date will be as determined during the Wind-down Transition Period as set forth in subsection 7.2.

        5.4 Early Termination. Customer may Terminate this Agreement without cause by providing written notice at any time after the period ending two (2) years after the end of the month in which Subscriber bill processing commences hereunder. From the beginning of the month following receipt of notice through the following twelve (12) months, Supplier and Customer shall coordinate Wind-down Transition of call record collection and processing and customer care activities performed by Supplier. This Agreement shall terminate at the end of such twelve (12) month period and Customer shall pay the applicable Early Termination Fees as set forth in Exhibit H.

        5.5 Termination of Work. Following the Wind-down Transition period, Supplier will immediately cease the terminated work and deliver to Customer within thirty (30) Days all Customer materials, either delivered to Supplier or produced by Supplier pursuant to subsection 27.2 of this Agreement including but not limited to completed work, work in process, designs, drawings, specifications, plans, lists or other material, and any monies paid to Supplier not due and payable before or upon termination.

        5.6 Compensation After Termination. Following the Wind-down Transition period, Supplier will submit to Customer its written claim for compensation up to the date of termination, within thirty (30) Days. Failure to submit a claim within ninety (90) Days will constitute a waiver of all claims and a release of all liability arising out of such termination. Supplier's final invoice will be adjusted for all performance adjustments, incentives, and credits that are due under this Agreement.

        5.7 Expiration of Right to Terminate. Unless a party has exercised its rights to terminate this Agreement within ninety (90) Days following the event giving rise to such right to terminate, such right shall be deemed waived as to such event.


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                                                         Contract Number 96-0032


6.0 ORDERS

        6.1 Initial Order. On the Effective Date of this Agreement Customer is subscribing to Services to be provided by Supplier as defined within this Agreement, and per the Order in Exhibit P.

        6.2 Orders for Other Services. Upon mutual agreement by the parties, amendments to this Agreement may be executed to document the provision of additional or different Services by Supplier to Customer for which Customer will execute an Order.

        6.3 Order Modifications. Customer may modify the Services subscribed to in an Order by providing written notice of the change to Supplier. Upon mutual agreement of Customer's
                Director-Negotiations, and the Supplier, an amendment to this Agreement will be executed.

        6.4 Affiliate Orders. Customer Affiliates may subscribe to Services from Supplier under this Agreement by executing an Order identifying the required Services and any special requests for Service delivery. Based on agreement between the Customer Affiliate, Customer's Director-Business Development, and Supplier, an amendment to this Agreement will be executed.

7.0 TRANSITION SERVICES

Supplier agrees to provide the appropriate quantity and skill level of resources to provide the following Services and any other work related to the start-up and wind-down of Supplier's provision of Services to Customer under this Agreement ("Transition").

        7.1 Services Implementation. The Implementation of Supplier's Services will be jointly defined in a plan that will be incorporated into and made a part of this Agreement as Exhibit G no later than thirty (30) Days from the signing of this Agreement (the "Implementation Plan"). The Implementation Plan will include all activities necessary for planning, designing, developing, building, testing, acceptance, training, set-up of the model office, data load, development of methods, procedures and processes, and production turn-up and verification. The Implementation Plan end date shall be mutually agreed upon and shall be no earlier then the Implementation of the February, 1997 release. Customer can initiate modifications to the plan, and upon mutual agreement, such modifications will be incorporated into the plan. Supplier will commit the necessary level of effort to meet the deliverables and Milestones of the plan.

                7.1.1 Milestones. The following Milestones, at a minimum, will be incorporated into the Implementation plan.

                        7.1.1.1 Delivery of User Documentation
                                for Exhibit I Software         Contract Signing

                        7.1.1.2 Delivery of Software for
                                Exhibits I and J                  August 9, 1996
                                (Incomplete System Testing)

                        7.1.1.3 Final delivery of
                                Exhibits I and J                  August 7, 1996
                                (System Testing Cormplete)

                        7.1.1.4 Delivery of Software for
                                Exhibit K                        October 1, 1996

                        7.1.1.5 Implementation of the
                                February, 1997 release                   Unknown

                7.1.2 Service Levels. Supplier and Customer agree that Supplier may delay the start of Service Level measurement of Service Levels in Exhibit F only if the start date for such


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                                                        Contract Number 96-0032


               delayed Service Level is a stated Milestone on the Implementation Plan and such start date is no greater than four (4) months from November 1, 1996. Service Levels not defined on the Implementation Plan with a Milestone for delayed start shall commence concurrent with the Implementation of the applicable Service. Notwithstanding the foregoing, the Service Level for the initial four (4) months of bill cycle timeliness, as stated in Exhibit F, shall commence November 1, 1996. Additional Service Levels may be mutually agreed to and incorporated into this Agreement. Both parties will mutually agree to the source and precise calculation of measurement that will be used for the Service Levels in Exhibit F.


         7.1.3 Customer's Agents, Contractors, and Third Parties. Supplier agrees to provide cooperative and professional interaction with Customer and any Customer agents, contractors and Third Parties during the Implementation and any subsequent interaction subject to appropriate non-disclosure agreements.

     7.2 Wind-down Transition Period. Upon receipt of notice of termination of this Agreement under Section 5 hereof, Supplier agrees to continue providing Services under this Agreement until the effective date of the termination ("Wind-down Transition Period"). The Wind-down Transition Period for termination under subsection 5.4 hereof shall be twelve (12) months. The Wind-down Transition Period for termination under subsections 5.1, 5.2 or 5.3 hereof shall be no fewer than four
          (4) months nor more than twelve (12) months at the discretion of Customer, if termination is initiated by Customer, or, at the discretion of Supplier, if termination is initiated by Supplier. Furthermore, Supplier agrees to assist Customer in an orderly and effective Transition to Customer or any future Customer supplier and perform other mutually agreed to work related to the Transition. The Wind-down Transition plan will be mutually developed by all parties and Customer will make the final decision at its reasonable discretion.

         7.2.1 Transfer of Data. Supplier will provide all Customer data in Customer defined medium(s) to Customer System(s) or any Third Party System(s), including that of a future Customer supplier, in a Customer defined time-frame, and in a format designated by the Customer per the authorized Work Order for such Service.


         7.2.2 Service Levels. Supplier will prevent degradation of any Services particularly any Service Levels under this Agreement. Furthermore, Supplier's Milestones during the Wind-down Transition Period will require Supplier's timely and effective performance.

         7.2.3 Future Supplier. Supplier agrees to provide cooperative and professional interaction with Customer and any future Customer supplier during the Wind-down Transition Period and any subsequent interaction.

         7.2.4 Payment During The Wind-down Transition Period. Customer shall pay the Subscriber Fees during the Wind-down Transition Period as set forth in Exhibit H.

     7.3 Partial Transition. Supplier agrees that Customer may request a Transition of certain Subscribers' data from Supplier's Software to Customer's System(s) or Partner's System(s) and/or, during a Wind-down Transition Period, to any Third Party's System(s), including that of a future supplier of Customer in a Customer defined medium, time-frame, and format. Furthermore, Supplier agrees to assist Customer in an orderly and effective Transition to Customer, Partner and/or any future Customer supplier, perform other mutually agreed to work related to the Transition, and comply with subsections 7.2.1 and
          7.2.3. The partial Transition plan will be mutually developed by all parties and Customer will make the final decision at its reasonable discretion.

8.0 SUPPLIER SOFTWARE

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                                                         Contract Number 96-0032

     8.1 Supplier Software. Supplier is providing Software for use by Customer per the list in Exhibit S ("Supplier Software"), including all interfaces to other Software. Supplier Software includes the functionality set forth in Exhibit I and Enhancements reflected on Exhibit J and K.

     8.2 Maintenance and Upgrade of Supplier's Software. At all times during the term or an extension of the term of this Agreement prior to delivery or release to Customer of source code for Supplier's Software under subsection 8.4 or subsection 8.8, Supplier will provide for maintenance of the Software through the distribution of a Maintenance Release and Upgrade of the Software through the distribution of a Software Release to Supplier's Software and must provide Customer reasonable advance notice of such releases. Supplier will include in the Software Release functional and/or performance Upgrades that Supplier distributes to all its customers of the Precedent 2000 System. Supplier's Software Releases for Precedent 2000 will occur at least annually and will be charged prorata at the fee set forth in Exhibit H ("Annual Release Fee"). Supplier's Maintenance Releases for Precedent 2000 will occur at least annually and is included in the monthly Subscriber Fee set forth in Exhibit H. Customer agrees that it is a condition of Supplier's provision of Maintenance and Software Release Services that Customer be using the current or current less one (1) release of the Supplier Software at all times. Supplier will provide written notice as soon as reasonably practicable prior to the Release Schedule date of any Maintenance Release or Software Release that requires any Customer equipment or Customer Software changes of which are known to Supplier. In the event that Supplier does not provide for at least one (1) annual Maintenance Release to Supplier's Software then the action in subsection 8.4 will occur.

     8.3 Grant of Rights to Supplier's Software. During the term of this Agreement and any extensions thereof, Supplier hereby grants to Customer all rights to utilize Supplier's Software and Documentation which are reasonably necessary to performance under this Agreement, with such utilization to be on Customer's then-current premises or portions thereof, and at such locations as business considerations dictate Customer's personnel, and Customer's agents and contractors as approved by Supplier, utilizing Software to be located.

     8.4 Supplier's Source Code. If for any reason Supplier Maintenance Releases are not available from Supplier as set forth in subsection
          8.2 hereof, source code license will be made available to Customer in a form suitable for reproduction by Customer which will comprise the full source code language statement and Documentation of the Supplier Software excluding any Third Party Software; provided, however, that prior to such source code license and Documentation being provided to Customer, the parties will mutually agree upon and execute a non-exclusive, non-transferable, limited license specifying the scope of Customer's use of such source code and Documentation. The Source Code License Fee payable by Customer is set forth in Exhibit H and is due in full before release of source code.

     8.5 Licensing of Supplier's Software. Supplier's pricing for licensing of Supplier's Software exercisable by Customer coincident with the expiration of the term or an extension of term of this Agreement is as follows:

         8.5.1 Supplier's non-exclusive, personal, non-transferable, world-wide, perpetual license fee for software in object code form: A fully paid-up license fee plus a royalty payable monthly in proportion to the volume of active Subscribers being processed on Supplier's Software object code by or on behalf of Customer by persons other than Supplier, as set forth in Exhibit H. Provided, however, that such monthly royalty shall cease to be payable if a condition of subsection 8.8 for release from source code escrow has been met and source code has been delivered to Customer.

         8.5.2 Supplier's on-going support of the Software, including corrections of Non-conformance,

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

               phone support and annual Software Releases, as developed by Supplier, shall be payable at the then-current Supplier Annual Release Fee.

     8.6 Supplier provided Third Party Software. Supplier is providing Third Party Software as set forth in Exhibit O as an enhancement or integral part of Supplier's Software. During, the term of this Agreement, Supplier shall maintain interoperability of Supplier's Software with such Third Party Software and remain on a currently supported version of such Third Party Software. Supplier shall have the right to substitute and add Third Party Software provided that such substitution or addition shall not adversely affect Customer's functionality or Service Levels under this Agreement. Supplier shall provide reasonable advance written notice of such substitutions or additions and the parties shall amend Exhibit O in accordance with the foregoing. Supplier shall make additional Third Parry Software, which it makes available to all of Supplier's Precedent 2000 customers, available to Customer at Supplier's charges then in effect. Supplier shall provide written notice to Customer of availability of such Third Party Software. Supplier shall also provide a list to Customer of Third Parry Software which Customer shall be required to license directly from such Third Party Software licensors for use on Customer's premises in order for Supplier to provide Services under this Agreement.

     8.7 Supplier Software and Provided Third Party Software Documentation. Supplier shall provide adequate Documentation in electronic media formats to support the implementation of the System by Customer's personnel, which Customer may reproduce in whole or in part for use internal to Customer only. To the extent that Supplier makes any changes in the rules of operation, accessibility, procedures, type of terminal equipment, programming languages, or similar changes to the System either on its own or at Customer's request, Supplier shall regularly update such Documentation to reflect such changes. Supplier shall provide applicable Third Party user Documentation in the same format made available to Supplier by such Third Parties.

     8.8 Source Code Escrow. Supplier will provide for the escrow of Supplier's Software source code through an agreement in terms mutually acceptable to Customer with an escrow agent mutually acceptable to both parties, under which delivery of the source code to Customer will be directed upon payment by Customer of the Source Code License Fee set forth in Exhibit H and the occurrence of the bankruptcy of Supplier, whereas such bankruptcy does not promptly produce affirmation of this Agreement and substantial continuation of Supplier's performance hereunder, its subjection to an equity receivership, its withdrawal from the business of providing Services through use of Supplier's Software or the conditions of unavailability of continuing Maintenance Release from Supplier described in subsection 8.4, which approved escrow agreement must be in place by August 9, 1996, and will provide that the cost of the escrow will be borne by Supplier. Additionally, Supplier will maintain the escrow with a deposit of source code for each Maintenance Release and Software Release within thirty (3O) Days following, the date that Supplier places the Maintenance Release or Software Release into production for Customer. The escrow will provide that the source code be used by Customer only to maintain and enhance the object code of Supplier's Software for Customer's internal use only and not for time share, service bureau or sublicense.

9.0 CUSTOMER SOFTWARE

     9.1 Customer Software. Any Software that is owned by Customer or for which Customer has a license or acquires a license, including Customer developed and Third Party Software and Software to which Customer has a right under the provisions of one of its Partners' licenses, or is Customer Proprietary Supplemental Software that is developed by Supplier for Customer under the provisions of Sections 10 and 27.

     9.2 Exclusion of Rights. Customer Software is limited to Customer's use and is not offered to Supplier for Supplier's use, excepting for the explicit provision of Services pursuant to this Agreement.

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                                                         Contract Number 96-0032

10.0 SOFTWARE ENHANCEMENT AND DEVELOPMENT SERVICES

     10.1 Future Enhancement Planning Process. Supplier and Customer agree to establish a forum to meet, no less frequently than annually, for the purposes of jointly planning the desired Enhancements and improvements to Supplier's System.

     10.2 Enhancement Request Process.

        10.2.1 Enhancement Requests. Customer may initiate an Enhancement Request by sending a Preliminary Work Order (sent by US Mail or by facsimile) or by electronic message via the Supplier Work Management System used for Customer (receipt of which Work Order shall be confirmed in writing to Customer within three (3) Business Days).

        10.2.2 Preliminary Work Order. Each such Preliminary Work Order Form shall contain: (1) an identification of the Customer employee or agent responsible for implementation of the Work Order; (2) a detailed functional description of the Enhancement; (3) an identification of the business priority, e.g. high priority, medium priority or low priority, and requested implementation date; and (4) an indication as to whether Customer requests that the Enhancement be developed for Restricted or Non-Restricted use. Customer and Supplier agree to define a process by August 1, 1996 to ensure delivery of Customer's high priority Enhancements within the annual hour allocation set forth in subsection 10.2.6 hereof.

        10.2.3 Customer's Client Board. Preliminary Work Order Form will be submitted to Customer's Client Board. This Board will consist of representation of Customer and Supplier, with the majority of representatives being from Customer. This Board shall prioritize the requests, initially classify each request (Non-Restricted or Restricted). Supplier shall then produce a rough order of magnitude estimate (a "ROM") of the total number of Hours of Professional Services required to develop and implement such Enhancement ("Required Hours"). All Restricted Enhancements or Enhancements accelerated at Customer request pursuant to subsection 10.2.7 hereof, shall be developed and paid for under the Software Factory plan.

        10.2.4 Functional Requirement Specification. Within a mutually agreed upon timeframe, Customer may authorize Supplier to develop detailed Functional Requirement Specifications and a final estimate for completion of the Work Order at Supplier's Professional Services rates set forth in Exhibit B, cancel the Preliminary Work Order, or submit a revised Preliminary Work Order for a revised Enhancement to Customer's Client Board.

        10.2.5 Final Work Order. Upon completion of the Functional
               Requirements Specification, an estimate of Required Hours and the Functional Requirements Specification is submitted to the Customer. Customer may thereafter deliver a Final Work Order to Supplier, as it may solely determine.

        10.2.6 Supplier Product Change Control Board. Customer's Client Board shall submit all Enhancements classified by it as Non-Restricted to the Supplier Product Change Control Board, for consideration of their inclusion in future product releases. If the Product Change Control Board accepts an Enhancement and sets the Enhancement for inclusion in a future Software Release per a formal commitment letter, Customer may accept the timing established by the Product Change Control Board, in which case the Enhancement shall be included in such future release as part of Software Releases


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                                                         Contract Number 96-0032

               provided hereunder. Supplier agrees that its designation of an Enhancement to a release shall be a commitment and is not subject to change.

               If Customer's Client Bond has designated a requested Enhancement as Restricted or has requested Customer Proprietary Supplemental Software, such request shall be referred to the Software Factory.


               Supplier agrees that Customer shall be allocated twelve thousand (12,000) Hours annually during the Software Release estimation phase in Software Releases beginning in 1997 for Customer-initiated Non-Restricted Enhancements.


        10.2.7 Enhancement Acceleration. If any Enhancements proposed by Customer to the Product Change Control Board are accepted for inclusion in a fissure Software Release, but at a time that is not satisfactory for Customer's requirements, Customer may, by Preliminary Work Order, request acceleration of the schedule for such Enhancement. Customer may likewise request by Preliminary Work Order, the acceleration of any other Enhancement announced by Supplier for a future Software Release at a time that is not satisfactory to Customer. Such Preliminary Work Order shall be processed in accordance with subsection 10.2.3.

     10.3 Work Order Modifications. Customer may change the Work Order by additional or revised specifications, criteria, location, delivery date, skill level, and deliverable by providing a modified Work Order to the Client Board change control process. The Client Board will evaluate the impact of the modification and assess the appropriate action based upon the type of Enhancement. If the change is accepted and Supplier believes the compensation, due date, or other agreed to term of the Work Order should be modified as a result of a change made by Customer, Supplier must give Customer written notice thereof within fourteen (14) Days after receipt of Customer's change. Supplier must include with its notice a detailed estimate of the effect on compensation, delivery date and any other term of the Work Order. Supplier agrees to continue performance pending resolution of the change.

     10.4 System Development Methodology. A summary of Supplier's Software development methodology is incorporated into this Agreement as Exhibit
          V. This methodology will be utilized by the Supplier in support of all Enhancements and Maintenance Releases to the Software.

     10.5 Supplier Status. The Supplier will provide the Customer with access to the deliverables listed in Exhibit W as they are available for all Enhancement activity. The Supplier will provide Customer with quantifiable project management reports on a weekly basis that will provide a status of each Customer-requested Enhancement and will include the scheduled or actual start date and schedule or actual completion date for the phases. Phases included in this view are requirements, design, and code/Unit Testing. The Supplier will also provide a view of the scheduled or actual start date and scheduled or actual completion date for Integration Testing and System Testing for the overall Software Release. The Supplier will provide the percent expended and percent of effort for each Customer-requested Enhancement. (The percent expended is defined as the actual Hours/actual Hours + estimated time to complete; the percent of effort is defined as the number of Hours for each Customer-requested Enhancement/number of baselined Hours for the entire Software Release.)

          The Supplier will also identify major jeopardy issues and actions taken to resolve and identify any potential variance to the schedule for the Customer-requested Enhancements. The format and delivery of this information will be mutually agreed upon by both parties. Customer may participate in detail design walk-thru sessions.

     10.6 Rights to Enhancements and Customer Proprietary Supplemental Software. Customer and/or Independent Affiliate requested Restricted Enhancements to Supplier's Software and Customer

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                                                         Contract Number 96-0032

          Proprietary Supplemental Software are subject to the rights of the Customer or the Independent Affiliate, per the pertinent understandings recorded in the Work Order pursuant to subsection
          10.2.6 and Section 27, for the purpose of imposing limitations upon Supplier for distribution to, or servicing of, any person or entity other than Customer or Independent Affiliate, unless otherwise specifically stated in the Work Order. Restricted Enhancements will be limited from distribution for a period of one (1) year following the final invoice date of the applicable Work Order. Customer Proprietary Supplemental Software will not be available for distribution. Upon written notice, Supplier may request an earlier availability date of release for a Restricted Enhancement. If Customer agrees to such request, Supplier will be responsible to Customer for the payment of an early release fee in the amount of a percentage of the Customer or Independent Affiliate Work Order related to such Restricted Enhancement which is thereupon agreed between Supplier and the ordering Customer or Independent Affiliate.

11.0 TESTING

     11.1 Participation in Testing. Customer has the right, which may be assigned to Customer's agents and subcontractors who are under appropriate non-disclosure, but not the obligation, to witness and participate in System testing and to obtain test results and test documentation. Customer participation in other Supplier conducted testing may be requested by Customer and such participation will be subject to joint agreement between Customer and Supplier. Notwithstanding the foregoing, Supplier will have the right to deny participation in testing situations where such participation would expose Customer to the proprietary information of another party. Supplier will (i) provide Customer advance notice of such testing within the Implementation Plan: or (ii) within any other Supplier or Customer plan for modifications of the Services provided under this Agreement; or (iii) provide notice two (2) weeks in advance during the regular joint project management sessions.

     11.2 Test Plans. Test plans are required of the responsible party as stated below including but not limited to entry and exit criteria, scripts, data, deliverables, and acceptance criteria. Supplier is responsible for the Unit Test plan, the Integration Test plan and the System Test plan. The System Test plan will verify conformance of the requirements specifications and Supplier will review the System Test plan with Customer prior to the System Test period. Supplier will be responsible for the creation of test data used during the System Test period. Customer will develop Acceptance Test plans from requirements specifications and will review with Supplier prior to the Acceptance Test period. Customer will be responsible for the creation of test data used during Acceptance Testing. Customer will have the option to request a copy of Supplier test data for its use in Acceptance
          Test.

     11.3 Test Environment. Supplier will provide a test environment, that is separate from the production environment, which substantially provides the ability to simulate production operations for all aspects of the approved test plans. Supplier agrees to provide adequate testing resources as specified by testing plans. Furthermore, Supplier agrees to perform an initial test of the test environment to ensure stability and operational effectiveness prior to the start of a testing period per the test plan.

     11.4 Correction of Software Non-Conformance. The Supplier will correct all Non-conformance in any Supplier Software, Software Enhancement or Maintenance Release. The Supplier will take full responsibility to provide timely correction or other appropriate action in response to any Non-conformance in Supplier-provided Third Party Software as set forth in Exhibit F. The Customer and Supplier will agree to severity level and priority for corrections, as appropriate, to meet Customer business requirements. The time-frame for Non-conformance correction will not exceed the allowed duration defined in Exhibit U. The corrections will meet Interoperability and requirement specifications and will perform in accordance with Customer business requirements and the Service Levels defined in Exhibit F.

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     11.5 Test Approval. Test approval will be based on the conformance to the acceptance criteria established in the test plan. Acceptance of a test plan must occur prior to the start of the successive test plan. Notwithstanding the foregoing, Customer reserves the right to preliminarily accept the test plan deliverables based on substantial conformance and to start the Acceptance Test plan which may indicate an unacceptable amount of Non-conformance in the Software requiring Customer to return the deliverables to Supplier for correction and re-initiation of System Test. Supplier will apply commercially reasonable effort to ensure timely correction and testing and provide the corrected deliverables to Customer for resumption of Acceptance Test.

12.0 TRAINING

     12.1 Supplier Provided Training. Supplier will provide to Customer initial training on Supplier's Software and applicable Supplier provided Third Party Software, and subsequent training for Enhancements and Maintenance Releases of Supplier's Software and Supplier provided Third Party Software. Supplier's training will be provided at a mutually agreed upon location for requisite Customer training personnel, consultants and agents (i.e., train the trainer). The schedule, deliverables, materials, location and attendees for training during Implementation will be mutually developed and agreed to by both parties during the development of the Implementation Plan.

     12.2 Supplier Training Documentation. Supplier training Documentation for Supplier and Customer will be made available to Customer, its consultants, and agents, in at least electronic media.

     12.3 Right to Copy. Customer recognizes the confidential nature of training Documentation and will treat such Documentation as it would treat its own confidential information. End user training Documentation may be copied by Customer and distributed on a need to know basis to users of the System provided that all Proprietary legends are reproduced on such copies. System Administration training Documentation may not be copied without Supplier's prior written consent, which will not be unreasonably withheld.

     12.4 Supplier Personnel. Supplier agrees that all Supplier personnel directly assigned to provide Services under this Agreement will be adequately trained on Supplier's Software or Data Center by the Supplier including measurable experience in applying such training. Furthermore, Supplier will provide for the periodic technical training of Supplier's personnel such that the Supplier personnel providing Services subscribed to by Customer will receive the necessary understanding of current technology and capabilities.

13.0 CUSTOMER EQUIPMENT

     13.1 Customer Equipment. Supplier will identify the required Customer equipment, connectivity and software set forth on Exhibit N, that will be located at Supplier's location. Per the dates established on the Implementation plan, Supplier will prepare the location for the installation of such equipment and Customer will provide for the authorized installation of the equipment. Supplier will allow Customer, Customer's agent or contractor access to the location and will provide Supplier resources necessary to secure a valid, safe, and working installation and connection of such equipment. Access will be permitted under the conditions set forth in subsection 14.9 of this Agreement.

     13.2 Asset Tag. Customer will provide a Customer Use asset tag on all equipment and prepare an inventory of all Customer property provided to Supplier. Supplier will sign for the inventory and will be responsible for any loss or damage to the equipment to the extent that such loss or damage is covered under the Supplier's insurance.

     13.3 Maintenance. Customer will provide for the routine monitoring, maintenance, and repair of Customer's equipment. Supplier will provide maintenance timeframes to Customer for the purpose of scheduling Customer's Third Party maintenance supplier. Furthermore, in the event the Supplier

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          schedules maintenance for Supplier's like-equipment, Customer may schedule the maintenance for Customer's equipment to occur at the same time. Supplier will provide Customer at least fifteen (15) Days advance notice of scheduling of maintenance for Supplier's like-equipment.

     13.4 Return. Customer will be responsible for all tear down and shipping charges related to returning the equipment to Customer upon termination of this Agreement.

14.0 DATA CENTER SERVICES

     14.1 Help Desk. Supplier will provide Customer with access to technical support professionals for phone inquiry which includes but is not limited to operational questions, technical understanding, status, and availability, and for problem reporting, diagnosis and resolution ("Help Desk"). The Help Desk will provide Services in conformance with the Service Levels in Exhibit F. Each phone inquiry will be documented by Supplier and made available to Customer. Additionally, as part of the Implementation plan, Supplier and Customer will mutually develop the escalation path for issues and problems and incorporate herein as Exhibit R.

     14.2 Technical Support. Supplier agrees to provide the call-out, tracking, and statusing of Severity level problems, per Exhibit M, that occur outside of the Business Day. The process for call-out will be mutually developed and agreed to by both parties by the date indicated on the Implementation plan.

     14.3 Business Unit Support. Supplier will provide dedicated technical support professionals to provide production and back office support to Customer during Business Hours and on a call-out basis during non-Business Hours ("Business Unit Support") including but not limited to information, procedural questions, job scheduling, production status, message processing, error processing, cycle management, reporting, assist with inquiries regarding the use of the ad hoc query and report writing tool and table maintenance. Supplier's methods, procedures, and processes for the Business Unit Support job functions will be included as Documentation and provided to Customer. Customer and Supplier will mutually agree to the methods, procedures and processes that will apply to Services under this Agreement during Implementation planning. Supplier will provide a System for the tracking of reported and resolved problems, Enhancements, information requests and fixes and will provide Customer Real-Time access, training and Documentation to such System.

     14.4 Table Maintenance. Supplier will provide designated technical support professionals for the duration of this Agreement that will provide knowledge, skill, and technical understanding and know-how to Customer for the purpose of accurately and effectively loading and modifying tables within the Supplier's Software. Supplier will provide for the initial loading of all tables with production-ready data supplied and approved by Customer and will maintain such tables until such date as mutually agreed upon by both parties. Furthermore if the tables cannot be accessed by Customer then Supplier will retain the responsibility to load and modify the tables. Supplier will provide table maintenance per the Service Level in Exhibit F, whereas table maintenance that is nonimpacting to the functionality of the System ("Typical") can be made readily and table maintenance that is impacting to the functionality of the System ("Exception") will take additional effort and review.

        14.4.1 Table Documentation. Supplier will provide to Customer textual definitions, and edit rules, for every table element in tables for which Customer is responsible to update.

     14.5 Problem Management. Supplier will utilize a problem management system for the tracking of reported and resolved Data Center problems. Customer will notify Supplier of an identified problem, including Customer's assignment of the severity of such problem as defined in Exhibit M. If Supplier detects a problem, then Supplier will promptly contact Customer and Customer will make the assignment of the severity of the problem. Supplier will promptly commence and diligently pursue all efforts to correct the problem. Supplier's problem tracking system will include but is not

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          limited to, time opened, time resolved, date opened, date resolved, contact name, contact number, severity level, problem description, problem resolution, interim status, and elapsed time of resolution. Supplier's problem resolution performance will conform to the Service Levels in Exhibit F. Supplier will provide, upon Customer's request, the actual problem reports of impact to Customer from Supplier's System. Additionally, as part of the Implementation plan, Supplier and Customer will mutually develop the escalation path for issues and problems and incorporate herein as Exhibit R.

     14.6 Change Management. Planned and unplanned changes that have impact to Services provided to Customer or have a known impact to other elements of Customer's business will not be made by the Supplier (except under emergency conditions) until coordination with all impacted parties occurs and agreement between Supplier and Customer is reached. Such agreement does not extinguish Supplier's responsibilities under this Agreement.

        14.6.1 Software Change Management. Supplier will provide a change management system for the tracking of planned and unplanned changes and will provide Customer Real-Time access, training, and Documentation to such system. Supplier will track all Customer Work Orders and all Customer reported Software Non-conformance problems in the change management system. Customer and Supplier agree to establish the priority for a11 Customer Work Orders and problems and will assign a severity level for each problem, the resolution of which will be measured by the Service Levels in Exhibit F. Customer has the right to participate in Supplier's scheduling of such changes. Information in the Work Order that will be entered in the change management system includes but is not limited to the number, date, requester, requested completion date, estimated delivery date, description, value, number of days, actual delivery date, and Customer acceptance date. Information related to Software Non-conformance problems that will be entered in the change management system includes but is not limited to the number, date and time opened, reported by, assigned to, date and time assigned, severity level, priority, scheduled migration date and time, actual migration date and time and status text.

        14.6.2 Data Center Change Management. Supplier will track all changes to the Data Center environment. If Supplier's planned change has the possibility of impacting Customer's Service Levels per Exhibit F, then Supplier will notify Customer of such change at least ten (10) Business Days prior to the planned change and Supplier and Customer must mutually agree to the date and time of the change. Change due to a severe problem per Exhibit M requires mutual agreement of Supplier and Customer on the date, time, and method for the change to occur.

     14.7 Disaster Recovery. Supplier will provide for all planning and requirements associated with establishing and maintaining a disaster recovery plan, which such Disaster Recovery Plan shall be completed and presented for Customer's acceptance by no later than September 1, 1996. Such disaster recovery plan must provide for the continued Services of this Agreement after an initial recovery period as set forth in the Disaster Recovery plan and will include the frequency of simulation disaster recovery testing that Supplier performs. Supplier will provide Customer the proposed coldsite disaster recovery plan by September 1, 1996, and any requirements for successful disaster recovery that Customer must provide and will reach mutual agreement with Customer on the provision of disaster recovery for the Services in this Agreement. Supplier will keep Customer's copy of the disaster recovery plan current and will provide to Customer all published simulation disaster recovery test results.

     14.8 Operations Reviews. Upon commencement of Subscriber processing, Supplier agrees to provide Customer with a daily status report covering the previous Day of processing, including but not limited to cycle completion and any exceptions to normal operations. Furthermore, Supplier agrees to participate in regularly scheduled monthly operational reviews, including but not limited to review of the performance of Service Levels in Exhibit F.

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     14.9 Access to Suppliers Locations. Customer will be provided access to
          Supplier's Data Center only as is necessary, in Supplier's reasonable judgment, to fulfill Customer's obligations and rights under this Agreement. Such access will be granted under security measures, including execution of appropriate non-disclosure agreements, in a form that Supplier will require.

    14.10 Processing. Supplier and Customer will develop and mutually agree to the initial job schedule for all daily, weekly, monthly, and annual Subscriber processing within the time-frame indicated in the Implementation Plan. Modifications to the processing schedule will be made through mutual agreement of the parties. Notwithstanding the foregoing, Customer will provide the cycle processing schedule ("Cycle Schedule") to Supplier by the date indicated on the Implementation Plan and will provide written notice of modification forty-five (45) Days in advance. Supplier will confirm receipt of any such written notice. The Cycle Schedule will not be considered modified in such case that a change occurs in the processing of a cycle due to (i) Customer requirement driven by any applicable legislative or federal, state, or local agency (ii) cycle rejection
          (iii) authorized Customer written request at least twenty-four (24) Hours prior to the scheduled start of the cycle processing.

       14.10.1 Back-outs. Customer will have the right to request cancellation of cycles prior to cycle approval.

       14.10.2 Reports. Customer reports and copies of Customers reports will be available per the frequency, medium (e.g. paper, On-Line), and distribution of reports to selected printers as is mutually agreed to as a feature of the System.

       14.10.3 Cycle Verification. Customer will perform the cycle verification of all Customer cycles within the time-frame allowed by the Cycle Schedule and will provide Supplier with notification of acceptance, rejection, or partial rejection. Upon notification of acceptance of the cycle or a portion thereof, Supplier will release the cycle for the next step of processing.

    14.11 Third Party Review. Supplier will allow Third Party(ies), as determined by Customer and agreed to by Supplier, but no more often than annually, to review the Data Center Services for validation of performance efficiencies and controls. Such Third Party(ies) are the sole responsibility of Customer to engage and to pay all associated fees. Such Third Party(ies) shall also execute appropriate non-disclosure agreements, as Supplier deems necessary, prior to access to Supplier's premises or information.

    14.12 Security. Supplier will provide an appropriate level of location security to protect against incidental or planned harm, disruption, or destruction to Supplier's locations, to the System or a part of the System, and to any point of connectivity at Supplier's locations or unauthorized access to Customer data. Furthermore, Supplier will provide for data security management as an integrated safety precaution against misuse of Supplier's Software through the appropriate access, as mutually defined during Implementation planning, of both parties' employees, agents or subcontractors to have create, read, update, delete, and ad hoc query capability. Any breach of security within the scope of the Services provided under this Agreement will be immediately reported to Customer by Supplier in writing.

    14.13 Capacity Planning. The Supplier's capacity planning process will be driven by statistical forecasting models utilizing Natural Forecasting Units (NFUs) as the modeling parameters. NFUs are external system variables that can be forecasted by the Customer or derived by Supplier through historical data. Customer's NFUs could include volume counts for Subscribers, messages, users and user locations. Supplier's use of NFUs and application of statistical modeling rigor will

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                                                         Contract Number 96-0032

          be used to forecast the total CPU resources required to meet the Customer's forecasted requirements.

          The Supplier's capacity planning process will include a monthly report of forecast to actual CPU utilization. There will be an analysis of variances of actual CPU utilization to forecast to determine root cause and take appropriate action. Supplier's management of System capacity and Customer forecast will take into consideration seasonal volume increases in processing to prevent Non-conformance to Service Levels in Exhibit F.

          Customer will provide Supplier a forecast of it's required NFU's every three (3) months and such forecast will be for a rolling six (6) months. The Supplier's forecasting models will be revalidated quarterly, adjustments made to the model, as necessary, and a new CPU forecast view created. Customer's most current three (3)month forecast of its NFUs will be no greater than twenty percent (20%) less than actual NFUs. If Customer's forecast to actual varies by more than twenty percent (20%) for a month, then performance adjustments pursuant to subsection 22.2 will not apply.

    14.14 Operational Responsibilities. Supplier's operational responsibilities include, but are not limited to, managing, monitoring, planning, and configuring of the network up to the points of entry/exit to/from Supplier's Data Center, Systems, Software, applications, queues, performance, On-Lines, libraries, file structures, history logs, storage, problem prevention, redundancy, high availability in accordance with Exhibit F, security, full and incremental backups with off-site storage and recovery management, creation and management of media, capacity management and planning and interfaces. Supplier's System will only include Customer's data and process such data only for Services provided to Customer per this Agreement. Each Independent Affiliate will be established on an independent and separate System.

15.0 INDEPENDENT CONTRACTOR

     15.1 Supplier Responsibility. Supplier must comply with laws, regulations and orders relating to equal employment opportunity, workers' compensation, unemployment compensation and FICA. Upon request, Supplier will furnish Customer with its EEO policies and procedures, verification of workers' compensation, unemployment compensation, FICA and the number of hours any individual performs Services directly for Customer at any Customer site(s) specified in Customer's request within any period of twelve (12) consecutive months.

     15.2 Independent Contractor. Supplier, its subcontractors, employees or agents are independent contractors for all purposes and at all times. Supplier has the responsibility for, and control over, the means and details of performing the Services, subject to Customer's inspection. Supplier will provide all training, hiring, supervising, hours of work, work policies and procedures, work rules, compensation, payment for expenses and discipline and termination of its employees.

     15.3 Customer Responsibility. Customer will incur no responsibility or obligation to employees, agents, subcontractors or other parties utilized by Supplier to perform the Services set forth in this Agreement. Such person or parties will, at all times, remain employees, agents or subcontractors (whichever is applicable) of Supplier. Customer agrees not to knowingly solicit or hire any Supplier employees to become employees, agents or subcontractors of Customer, during the term of this Agreement, and for a period of one
          (1) year thereafter except that Customer will be under no such prohibition regarding engaging or contracting with persons formerly employees of Supplier whose relationship with Supplier has ceased more than three (3) months before the event. Upon reasonable, well-founded notice, however, that a relationship with Customer violates or would violate a contractual covenant of the other party to Supplier, Customer will refrain from establishing or continuing such a relationship.

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     15.4 Defend Against Claim. Supplier is solely responsible for payment of wages, salaries, fringe benefits and other compensation of, or claimed by, Supplier's employees including, without limitations, contributions to any employee benefit, medical or savings plan and is responsible for all payroll taxes including, without limitation, the withholding and payment of all federal, state and local income taxes, FICA, unemployment taxes and all other payroll taxes. Supplier is also solely responsible for compliance with applicable Workers' Compensation laws with respect to maintenance of workers' compensation coverages on Supplier's employees. Supplier will indemnify and defend Customer from all claims by any person, government or agency relating to payment of taxes and benefits, including without limitation, any penalties and interest which may be assessed against Customer. Supplier will similarly indemnify and defend Customer from all claims by any person or government agency which arise directly or indirectly from any failure by Supplier to comply with applicable Workers' Compensation laws with respect to maintenance of Workers' Compensation coverage on Supplier's employees.

     15.5 Replacement of Personnel. If either party reasonably determines that an employee, agent or subcontractor of the other party is not performing satisfactorily under this Agreement, such party will advise the other party and may request the other party to remove that individual or subcontractor. Customer will only pay for work actually performed by the removed individual or subcontractor if under an authorized Work Order and prior to Supplier's removal of the individual or subcontractor.

     15.6 Agreement Compliance. Supplier will require its employees, agents and subcontractors to comply with the terms and conditions of this Agreement.

16.0       PROPRIETARY INFORMATION

     16.1 Proprietary Information. Each party acknowledges that while performing this Agreement it may have access to the other party's trade secrets and other confidential and proprietary information, including but not limited to products, planned products, service or planned service, customers, prospective customers, contractors, customer call detail records, data, financial information, computer software, processes, methods, knowledge, inventions, ideas, marketing promotions, discoveries, current or planned activities, research, development or other information relating to the other party's business activities or operations or those of its customers or suppliers ("Proprietary Information").

     16.2 Protection of Proprietary Information. This Agreement creates a confidential relationship between Customer and Supplier. Each party will keep Proprietary Information confidential and, except as authorized by the other party in writing, each party may only use Proprietary Information to perform its obligations as required under this Agreement, and may only make copies necessary for performing its obligations. Each party will exercise the same degree of care in protecting the Proprietary Information of the other party as its uses to protect its own information of like nature provided such degree is not less than that reasonably required to prevent unauthorized use or disclosure, including but not limited to, advising its employees and authorized agents and contractors of the restriction on disclosure provisions contained herein and their obligation to comply with such provisions. Each party will return all documents and other materials in their control that contain or relate to Proprietary Information of the other party upon cessation of work under this Agreement or the request of the other party.

     16.3 Exclusions. Proprietary Information does not include information that can be demonstrated by written documentation and;

        16.3.1 is rightfully known to the receiving party prior to the analysis leading to this Agreement; or

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        16.3.2 is independently developed by the receiving party without any reliance on Proprietary Information; or

        16.3.3 is or later becomes part of the public domain or is lawfully obtained by the receiving party from a Third Party.

     16.4 Non-Compete. Supplier will not assign its Software Factory employees, agents or subcontractors, or employees, agents or subcontractors who have been assigned to development of Restricted Enhancements for more than incidental periods (with any cumulative total of Hours of Professional Services by an individual on a single Restricted Enhancement of more than forty (40) Hours being deemed more than incidental unless Customer agrees otherwise in writing) to perform Services similar to that provided to Customer defined per Section 10 as Restricted Enhancement or Customer Proprietary Supplemental Software for at least a period of three (3) months after completion of the Work Order for such Services.

     16.5 Injunctive Relief. Supplier and Customer acknowledge that disclosure of Proprietary Information of one party by the other may cause irreparably injury to the party non-disclosing, its customers and other suppliers, that is inadequately compensable in monetary damages. Accordingly, the disclosing party may seek injunctive relief in any court of competent jurisdiction for the breach or threatened breach of this Section, in addition to any other remedies in law or equity. Customer acknowledges that disclosure of Proprietary Information of Supplier which would come into Customer's possession embodied in source code for Supplier Software, under certain conditions outlined in subsections 8.4 and 8.8, may cause irreparable injury to Supplier and/or its other customers that is inadequately compensable in monetary damages. Accordingly, Supplier may seek injunctive relief in any court of competent jurisdiction for breach or threatened breach of this Section following Customer's obtaining possession of source code to Supplier Software.

17.0  SUPPLIER WARRANTIES

      Supplier warrants to Customer the following:

     17.1 Services Warranty. Supplier guarantees that its Maintenance Release, training, Data Center Services described in this Agreement will be available for the then-current and immediately preceding version of the Supplier Software and its Enhancement Service described in this Agreement will be available for the then-current version of the Supplier Software with right to use under this Agreement for a period co-extensive with the term and any extension of this Agreement.

     17.2 Software Warranty. For the term of this Agreement Supplier Software under this Agreement will materially conform to the description, definition, specification, and functional requirements set forth in this Agreement. Supplier will, at its own expense, and in substantial conformance with any Supplier technical support requirements contained in this Agreement promptly correct all Non-conformance in the Software reported by Customer during the term and any extension of the term.

     17.3 Media Warranty. All tapes, diskettes, or other media delivered to Customer by Supplier under this Agreement will be free of defects in materials and workmanship under normal use for a period of ninety (90) Days following the Customer's acceptance of same. During the ninety
          (90) Day period, Customer may return the defective media to Supplier, and Supplier will promptly replace the defective media with functionally equivalent new media without charge to Customer. Supplier will use reasonable commercial efforts to ensure that all media delivered to Customer will be free of viruses, disabling programming codes, instructions, or other such items that may interfere with or adversely affect Customer's permitted use.

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     17.4 Non-Infringement Warranty. Supplier has the full power and authority to grant the rights granted Customer under this Agreement with respect to the Software, and neither rights to nor use by Customer of the Software, as permitted under this Agreement, will in any way constitute an infringement or other violation of any copyright, patent, trademark, service mark or exclusive right in any mask works registered or enforceable by reason of the Berne Convention or any other international convention for reciprocal recognition and enforcement of patents, trademarks, copyrights or mask words to which convention United States adheres by treaty or enactment of Congress; or of any intellectual property in the nature of trade secret or legally protected proprietary information, moral right, or right of publicity.

     17.5 Supplier Personnel Warranty. Each Supplier employee, subcontractor, or agent assigned to render Services under this Agreement has, in Supplier's reasonable judgment, the proper expertise, skills, training, and professional education to perform the Services required under this Agreement in a professional manner and consistent with applicable industry standards. To the best of Suppliers' knowledge, after investigation, neither Supplier nor its personnel performing Services under this Agreement has any existing obligation that would violate or infringe upon the rights of third parties, including property, contractual, employment, trademark, trade secrets, copyright, patent, Proprietary Information and non-disclosure rights, that might affect Supplier's ability to fulfill its obligations under this Agreement.

     17.6 Performance Warranty. Supplier warrants that the performance of the System will meet or exceed that which Supplier has agreed to in Exhibit D and that Supplier's System will be capable of continued overall performance consistent with the Service Levels in Exhibit F as Customer expands its Subscribers within the limits of performance stated in Exhibit D. Supplier warrants that the System modifications required to provide the stated performance will be anticipated, planned, implemented and paid for by Supplier and will not cause degradation to Customer's functionality and/or use of the System.

     17.7 Warranty Term. Any warranty term not otherwise limited in duration in this Agreement will commence upon Customer's final acceptance as defined in the Implementation Plan and continue for the duration of the term of this Agreement. Inspection, test, acceptance, payment or use by Customer of the Services furnished, do not affect Supplier's warranty obligations unless specifically stated otherwise.

     17.8 Express Warranty. EXCEPT FOR THE EXPRESS WARRANTIES STATED HEREIN, SUPPLIER DISCLAIMS ALL WARRANTIES REGARDING THE SYSTEM, THE SERVICES OR THIS AGREEMENT INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

18.0 SUBCONTRACTS

     Except for individual contract personnel under the control and supervision of Supplier, Supplier may not subcontract any portion of the Services of which requires interaction with the Customer, without prior written consent of Customer's Director-Negotiations, which will not be unreasonably withheld. Supplier will remain fully liable for the Services and all other obligations under this Agreement and for the acts or omissions of any subcontractor without regard to Customer's consent. Supplier must request in writing for approval of subcontractors, including but not limited to, the specific work function, timeframe, name, address, and contract number. Approved initial subcontractors will be listed in Exhibit E and will be revised as others are agreed upon.

19.0 FEDERAL REQUIREMENTS

     19.1 Federal Acquisition Requirements. If Customer or the federal government reasonably determines that this Agreement supports specific requirements included in a Customer contract or subcontract

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          with the federal government, Supplier will be subject to certain federal procurement regulations contained in Customer's contract or subcontract. Supplier will be subject only to those federal procurement regulations that must be included in all subcontracts as a matter of law.

     19.2 Subcontracting Opportunities. Supplier must make an accounting of dollars that are subcontracted, per Section 18, to firms that are Small Businesses under Small Disadvantaged Businesses, or Women-Owned Businesses under Small Business Administration regulations. These dollars will be reported in writing to the following address:

                   Small Business Coordinator
                   Sprint Spectrum L.P.
                   4717 Grand
                   Kansas City, Missouri 64112

20.0 LIABILITY AND INDEMNIFICATION

     20.1 Indemnification of Liability. Supplier agrees to release, irrevocably and forever, Customer, and will defend, pay all judgements, expenses, and costs (including attorney fees) and generally indemnify, defend and hold Customer harmless from all liability, suit, claim or proceeding ("Claim") asserting liability on the part of Customer or Supplier by reason of action taken or omitted in performance of or with respect to this Agreement by Supplier, its employees, agents and contractors to the extent that such Claim is insured against under
          Section 21 of this Agreement and to the extent there is coverage provided thereunder.

     20.2 Indemnification of Infringement.

        20.2.1 Supplier Responsibility. Supplier, at its sole expense, agrees to handle, defend, indemnify, and hold harmless Customer and its customers from and against any Claim, action, demand, suit, or proceeding in which any Third Party alleges or asserts that any deliverable, or the use of any deliverable, in accordance with the provisions of this Agreement, constitutes infringement, misuse, violation, or misappropriation of any patent, copyright, trademark, service mark, trade secret, exclusive right in a mask work registered or enforceable by reason of the Berne Convention or any other international convention for reciprocal recognition and enforcement of patents, trademarks, copyrights or mask works to which convention United States adheres by treaty or enactment of Congress, or of any intellectual property in the nature of trade secret or legally protected proprietary information of such Third Party; and Supplier will pay any and all costs, expenses (including reasonable attorney fees), penalties, fines, damages, and judgments incurred in connection therewith, provided that;

               20.2.1.1 Customer provides Supplier prompt written notice of such
                        Claim of which Customer is aware and affords Supplier complete and sole control of the defense, settlement, or compromise of such Claim and all settlement or compromise negotiations related thereto, and

               20.2.1.2 Customer provides Supplier, at Supplier's sole expense, commercially reasonable assistance, information, and authority as reasonably requested by Supplier's in connection with the performance of Supplier's obligation under this Section 20.

     20.3 Enjoined Deliverable.

        20.3.1 Replacement. If, at any time within the ten (10) year period immediately subsequent to the Effective Date of this Agreement, and as a result of any Claim with respect to which


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               Supplier has an obligation under subsection 20.2.1 above.
               Customer's use of any deliverable is or, in Supplier's reasonable opinion, may be enjoined, then Supplier will, at its sole option and expense, undertake reasonable business efforts to:

               20.3.1.1 procure for Customer and its customers the right to continue use of the deliverables as provided hereunder,

               20.3.1.2 modify the deliverables such that they are functionally equivalent but not longer infringing, or

               20.3.1.3 replace the deliverables with a product of equal or superior functional capability.

        20.3.2 Refund. If, after reasonable business efforts, Supplier is unable to effect a satisfactory solution to any such Claim under subsection 20.3.1, and

               20.3.2.1 the infringing deliverable prevents the continued
                        provision of Services under this Agreement before the last six (6) months of the term or any extensions hereof, then Supplier will refund to Customer one hundred percent (100%) of the Upfront Fees and Annual Release Fees paid to Supplier less ten percent (10%) for each full year of Service received beyond the initial two (2) years.

               20.3.2.2 the infringing deliverable does not prevent the
                        continued provision of Services under this Agreement then Supplier will refund to Customer one hundred percent (100%) of the fees paid to Supplier for the Enhancement less ten percent (10%) for each full year of use of the Enhancement beyond the initial year.

     20.4 Limitation. Except for the indemnity provisions set forth in subsections 20.1 or 20.2 of this Agreement, neither party will be liable to the other for special, indirect or consequential loss or damage whether or not such loss or damage is caused by the fault or negligence of that party, its employees, agents or subcontractors.

21.0 INSURANCE

     Supplier will obtain and maintain during the term of this Agreement with financially reputable insurers, licensed to do business in all jurisdiction where works is performed and that are reasonably acceptable to Customer, not less than the following insurance:

     21.1 Worker's Compensation. Workers' Compensation as required under any Workers' Compensation or similar law in the jurisdiction where work is performed, with an Employer's Liability limit of not less than five hundred thousand dollars ($500,000.00) per occurrence. Supplier may elect, as approved by the respective jurisdictional authority, to self-insure its workers' compensation obligations.

     21.2 General. Commercial General Liability, including coverage for Contractual Liability and Products/Completed Operations Liability, with a limit of not less than five million dollars ($5,000,000.00) combined single limit per occurrence for bodily injury, personal injury (as defined under Commercial General Liability Coverage) and property damage liability, listing Customer as an additional insured, as respects its vicarious liability.

     21.3 Auto. Business Auto insurance covering the ownership, maintenance or use of any owned, non-owned or hired automobile with a limit of not less than one million dollars ($1,000,000.00)

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          combined single limit per accident for bodily injury and property damage liability, listing Customer as an additional insured, as respect its vicarious lability.

     21.4 Property. "All Risk" Property insurance covering not less than the full replacement costs of Supplier's, if any, personal property while on a Customer work location. Supplier may elect, at its option, to self-insure its personal property. Supplier shall require all subcontractors to provide comparable "All Risk" coverage.

     21.5 Dishonesty. Comprehensive Crime insurance in the amount no less than seven million five hundred thousand dollars ($7,500,000) to provide coverage for direct losses of money, securities or other property owned by Customer for which the Supplier is legally liable, or is held by the Supplier in any capacity, when such loss is caused by theft or forgery committed by any employee of the Supplier.

     21.6 Certificates of Insurance. Supplier will, as a material condition of this Agreement, within thirty (30) Days after execution of this Agreement and prior to any renewal of insurance, deliver to Customer certificate(s) of insurance, satisfactory in form and content to Customer, evidencing that the above insurance is in force and will not be canceled or materially altered without first giving Customer thirty
          (30) Days prior written notice. Such certificate(s) of insurance will be incorporated into this Agreement in Exhibit T.

     21.7 Mutual Waiver of Subrogation. Customer and Supplier hereby expressly waive, and release each other and their respective agents and employees from, any Claims and all Claims it may have against each other or anyone claiming through or under them by way of subrogation for any loss caused by or resulting from risks insured against, whether such insurance related to property damage, public liability or other risks, provided that the insurance company issuing such policy shall have waived its right of subrogation with respect to all such Claims to such loss.

          The Customer and Supplier each shall obtain a waiver from each and every insurance company with which, in accordance with the insurance requirements of this Agreement, it carries insurance. Such waiver shall release the insurance company's subrogation rights against the other party. However, if at any time their respective insurers shall refuse to permit waivers of subrogation. Customer or Supplier may in each instance revoke said waiver of subrogation effective thirty (30) Days from the date of notice to the other unless, within such thirty
          (30) Day period, the other is able to secure and furnish, without additional expense, insurance in other companies which provide such waiver of subrogation. If such waiver can only be obtained at additional expense, the other party may agree to pay such additional expense to maintain the waiver of subrogation.

22.0 REMEDIES

     22.1 Services and Remedies. Supplier hereby acknowledges Customer's critical need for Supplier's ability to provide the Services as defined in this Agreement. Supplier is aware that if the Services do not meet the terms in this Agreement, including Service Levels, Customer may incur costs and damages in an amount that is difficult to ascertain at the time of the execution of this Agreement. Except as otherwise provided in subsections 22.1 through 22.4, the parties agree that any issue or dispute arising out of or related to Supplier's performance of Services will be resolved as set forth in Section 25.

     22.2 Performance Adjustment. Supplier will incur liability to Customer for liquidated damages, which will not be construed as a penalty, for each and every failure to meet Service Levels as set forth in Exhibit F. Such liquidated damages for monthly, operational Service Levels shall be limited to a monthly maximum of fifteen percent (15%) of Subscriber Fees or one-hundred-fifty-thousand dollars ($150,000), whichever is lower, and a maximum per Service Level of fifteen percent (15%) of Subscriber Fees or fifty thousand dollars ($50,000), whichever is lower;

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          liquidated damages for Software Releases shall be limited to fifteen percent (15%) of the prorata Annual Release Fee with the reduction of the Annual Release Fee being no greater than one hundred-fifty-thousand dollars ($150,000) for the year; liquidated damages for Software Releases tied to the increment of the Upfront Fee shall be limited to fifteen percent (15%) of the increment with the reduction of the Upfront Fee being no greater than one-hundred-fifty-thousand dollars ($150,000). Furthermore, Supplier will be entitled to incentive awards for each and every achievement of the designated performance goal for certain deliverables as set forth in Exhibit F. Such incentive awards for monthly, operational Service Levels shall be limited to a monthly maximum of fifteen percent (15%) of Subscriber Fees or one-hundred-fifty-thousand dollars ($150,000), whichever is lower, and a maximum per Service Level of fifteen percent (15%) of Subscriber Fees or fifty thousand dollars ($50,000), whichever is lower. The performance adjustment will be reflected in the Supplier invoice for those Services.

     22.3 Other Damages and Relief. A breach of certain provisions of this Agreement may cause a party irreparable injury as set forth in subsection 16.5 of this Agreement. The parties agree that in such instances a court may grant injunctive relief or specific performance, in addition of any other remedies which may be available.

          Except as is otherwise provided in Section 20, neither party will be liable to the other or any Third Party for loss of profits, loss of business or indirect, consequential or punitive damages. This limitation is not intended to affect or eliminate Customer's right to performance adjustments pursuant to subsection 22.2 or Supplier's ability to enforce Customer's payment obligations through the term of this Agreement.

          In the event that Customer terminates this Agreement pursuant to subsection 5.1 Supplier's liability shall be limited to providing up to two million dollars ($2,000,000.00) as a credit to Customer against Wind-down Transition Period costs under subsection 7.2.

          Except as is otherwise provided in this subsection 22.3 or in Section 20, and except for the allowance of performance adjustments under subsection 22.2 hereof, Supplier's liability to Customer for damages under this Agreement will be limited to direct damages proven in an amount not to exceed one-hundred-fifty thousand dollars ($150,000.00) per occurrence or series of related occurrences. Any Claim by Customer for damages associated with a billing cycle must be made within ninety
          (90) Days of the completion of the billing cycle.

          The foregoing states the entire liability of Supplier under or as a result of this Agreement or a Material Uncured Breach thereof except for direct damages sustained as a result of the proven intentional material breach of this Agreement by Supplier.

          The exercise of any right or remedy as to damages is not cumulative in nature and is to the exclusion of any other damage remedy with respect to the same instance of default, breach or deficiency in performance; provided, however, that the exercise of any remedy as to damages shall not preclude the pursuit of any equitable right or remedy otherwise allowed by law.


     22.4 Disputed Invoices. If, within ten (10) Business Days following receipt of Supplier's valid invoice as set forth in Section 2, Customer provides Supplier with written notice of disputed amounts and justification thereof, Customer will deduct such disputed amounts from the applicable Supplier invoice. Disputed item amounts are not to be considered a late payment or default under this Agreement. Supplier agrees that disputed amount payments may be withheld from pending Customer payments until such time as both parties agree as to the disposition of this disputed amount, as set forth in Section 25.

23.0 RIGHT OF AUDIT

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     Supplier will maintain all invoice records for three (3) years after the date of invoice. Customer may audit, copy and inspect the records at reasonable times during the term of this Agreement and for the follow-on period to verify costs and maintenance of the records.

     Customer or its authorized representative will have the right to audit Supplier's performance under this Agreement at Customer's cost.

24.0  NOTICE

     Communications relating to this Agreement except for invoicing instructions, must be identified by the Contract number, and any applicable Work Order number and communicated by certified mail, return receipt requested, telex, facsimile, or overnight mail to the following address or as my be later designated by written notice or either party:

                Customer:            Sprint Spectrum
                                       4717 Grand, 15th floor
                                       Kansas City, Missouri 64112
                                       ATTN: Director-Business Development
                                       Phone: 816 559-6026
                                       FAX: 816 559-6040

                Supplier:            Cincinnati Bell Information Systems Inc.
                                       600 Vine Street
                                       Cincinnati, Ohio 45202
                                       ATTN: General Counsel
                                       Phone: 513 784-6400
                                       Fax: 513 784-5062

25.0 DISPUTE RESOLUTION

     25.1 Negotiation. The parties will attempt in good faith to resolve any issue, dispute, or controversy arising out of or relating to this Agreement, including but not limited to any Section of this Agreement that requires mutual agreement of the parties, promptly by negotiation between the parties' representatives who have authority to settle the issue, dispute, or controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within ten (10) Days after delivery of such notice, representatives of both parties will meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute by the respective representatives of Supplier and Customer within the timeframes here:

                     Customer                                 Supplier
                     --------                                 --------


          Within 10 Days Agreement Manager                 Agreement Manager

          Within 20 Days Chief Information Officer         President,
                                                            Telecommunications
                                                            Services Group

          Within 30 Days Chief Business Development        Chief Operating
          Officer                                           Officer


          If the matter has not been resolved within thirty (30) Days of the disputing party's notice, or if the parties fail to meet within ten
          (10) Days, either party may initiate mediation of the dispute as provided below. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator will be given at least two (2) Business Days notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and will be

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                                                         Contract Number 96-0032

          treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and State Rules of Evidence.

     25.2 Mediation. If the dispute has not been resolved by negotiation as provided above, the parties will endeavor to settle the dispute by mediation. If the parties encounter difficulty in agreeing on a neutral third party, they will seek the assistance of the Center for Public Resources in the selection process. The cost of mediation will be borne equally by the parties.

     25.3 Arbitration. Any dispute arising out of or relating to this Agreement that has not been resolved by non-binding means as provided above within thirty (30) Days of the initiation of such procedure will be finally settled by arbitration in accordance with the rules of the American Arbitration Association applying the substantive law of Missouri without regard to any conflict of laws provision; provided, however, that if one party has requested the other to participate in a non-binding procedures and the other has failed to participate, the requesting party may initiate arbitration before expiration of the above period. The arbitration will be held in the Kansas City, Missouri metropolitan area. The arbitrator(s) are not empowered to award damages in excess of compensatory damages limited as set forth in this Agreement and each party waives any damages in excess of such compensatory damages.

          Notwithstanding the foregoing, either party may bring a Claim for injunctive relief as provided in subsections 16.5 and 22.3 in any court of competent jurisdiction without first submitting the Claim to arbitration.

     25.4 Continuing Performance. Supplier agrees to continue performance during the pendency of any dispute, unless performance is terminated by Customer under Section 5.

     25.5 Limitation of Claims. Neither party may bring any Claim against the other later than two (2) years after the cause of action giving rise to such Claim accrued.

26.0 STRATEGIC ALLIANCE

     Supplier agrees to develop, deliver, and implement the Services within the framework of a strategic alliance with Customer. The alliance between Supplier and Customer will be mutually beneficial and share the risks and the alliance encompasses. Customer and Supplier agree to continually seek out business process improvements under this Agreement, including; modifying, adding, or deleting Service Levels, better defining common goals, and improving methods and procedures to lessen costs to either party. In addition, Customer and Supplier agree to the following alliance strategy:

     26.1 Customer Participation. In addition to other rights of Customer under this Agreement, Customer will have the right to participate in the Supplier's research and development activities and product and testing activities pursuant to this Agreement provided that such observation will not interfere with the Supplier's research and development activities, will not affect the responsibilities and warranties under this Agreement and not breach Supplier's confidentiality provisions to other customers.

     26.2 Advisory Forum. Supplier will provide and Customer has the right to participate, or not participate, in strategic or tactical planning and review sessions that determine, impact, or influence Supplier's current and future availability and delivery of Services. Nothing in this subsection 26.2 will limit or modify Customer's ability to enforce its rights under this Agreement.

     26.3 Mutual Value. The alliance will contribute to mutual profit and growth.

     26.4 Improvement. The alliance will promise continuous and measurable improvement in the people, products, and services of Customer and Supplier.


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     26.5 Commitment. Supplier will share Customer's (i) dedication to customer satisfaction and quality and (ii) commitment to successful market Launch.

     26.6 Process. The terms of the relationship will minimize the likelihood of disputes by having documented Service Levels for performance and quality, clear and specific warranties, escalation paths and exercisable remedies in the event that one or both parties fail to meet their obligations.

     26.7 Effectiveness. Wherever agreeable to both Customer and Supplier electronic forms of communication will be employed.

     26.8 Efficiency. The parties to the Agreement acknowledge their respective obligations to take such actions as are appropriate to assure that cost benefits achieved by the alliance are equitably shared between the parties.

     26.9 Preferred Provider. Customer agrees that, with the exceptions noted below, Supplier will be Customer's primary provider of PCS call record collection and processing during the term of the Agreement. This Agreement is made on the warranty and representation of Supplier that call record collection and processing is its core competency and primary business. The exceptions are:

          (i) Customer Partners and Customer itself may provide PCS call record collection and processing to Customer and its Affiliates; and

          (ii) Customer may move call record collection and processing to Third Parties during the Wind-down Transition Period.

          Based upon the preceding, Customer and Supplier agree that Customer shall provide PCS call record collection and processing for no less than seventy-five percent (75%) of all PCS Subscribers of Customer and its Embedded Affiliates during the term of the Agreement, excluding any Wind-down Transition Period.

          Notwithstanding the foregoing, the event that Supplier does not have the capacity or capability to accommodate Customer's Subscribers Customer may elect any other available solution for PCS call record collection and processing of such Subscribers.

    26.10 Right of First Offer. Customer agrees, with the exceptions noted below, to provide Supplier the right of first offer to provide enhanced customer care and billing functionality (e.g., sales commissions, inventory, hierarchical billing, etc.) although such right of first offer shall not imply that Supplier is entitled to provide any minimum percentage of Customer's enhanced customer care and billing functionality needs. Such offer by Supplier will be made available to Customer within twenty (20) Days of Customer's request. After evaluation and negotiation of such offer, as Customer deems appropriate, Customer will accept or reject Suppliers' offer in Customer's reasonable business judgment. The exceptions to Supplier's right of first offer are:

          (i) Customer Partners and Customer itself may provide enhanced customer care functionality to Customer and its Affiliates; and

          (ii) Customer has no obligations to provide the right of first offer to Supplier during the Wind-down Transition Period.

          Notwithstanding the preceding, Supplier agrees that until the date of implementation of the Software Factory, Supplier shall respond within five (5) Days of Customer's requests for non-Precedent 2000 functionality as to whether or not Supplier will make an offer with such twenty (20) Day period in response hereto. Supplier's failure to respond within such five (5) Day period

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                                                         Contract Number 96-0032

          or to respond that it declines to offer, shall release Customer from its obligation to Supplier with respect to such requests. Supplier's right of first offer shall not apply to any request for non-Precedent 2000 functionality made by Customer to Supplier before execution of the Agreement to which Supplier has chosen not to respond.

    26.11 Systems Integration. Supplier and Customer agree to use commercially reasonable efforts to provide for the integration of Partner provided Customer Systems with the Precedent 2000 System.


27.0 OWNERSHIP

     27.1 Ownership. All equipment, materials, drawings, Software or data of any description which Supplier receives directly or indirectly from Customer or from a Third Party on behalf of Customer, is the property of Customer ("Customer-owned"). Supplier must return all Customer-owned property to Customer upon Customer's request, or upon the termination or expiration of this Agreement, or per subsection 7.2.1, as Customer determines. Supplier is responsible and must account for all Customer-owned property, and bears the risk of loss while the property is in Supplier's possession. Customer-owned property may only be used in Supplier's performance of this Agreement. Customer may inspect any agreements and associated records including invoices by which Supplier acquires Customer-owned property. Customer agrees to return or destroy all Supplier Software and Third Party Software provided hereunder and certify such destruction upon expiration or termination of this Agreement.

     27.2 Assignment of Ownership to Customer Proprietary Supplemental Software. Supplier must promptly disclose to Customer all intellectual property generated, conceived or developed by Supplier in connection with Customer Proprietary Supplemental Software, and will assign and make physically available to Customer all such intellectual property generated, conceived or developed under this Agreement, including but not limited to Proprietary Information, original works of authorship made for hire hereunder, complete copies of source code and Documentation of computer programs, inventions conceived or reduced to practice as a result thereof and any resulting patents. Supplier and Customer specifically agree that Customer Proprietary Supplemental Software shall not include (i) Supplier Software described in Exhibit I; (ii) Supplier provided Third Party Software described in Exhibit O;
          (iii) Software items scheduled on Exhibits J or K; or (iv) Software items produced under Work Order, as to which the Work Order does not expressly provide that proprietary rights will vest in Customer. Any works of authorship in any form of expression, including but not limited to Documentation and Software developed under this Agreement, belong exclusively to Supplier unless expressly designated as Customer Proprietary Supplemental Software under this subsection 27.2. If, by operation of law, the ownership of works for hire specifically designated as Customer Proprietary Supplemental Software under this subsection do not automatically vest in Customer, then Supplier will take necessary steps to assign ownership to Customer. Supplier will provide reasonable assistance to Customer at Customer's expense to secure intellectual property protection, including but not limited to assistance in the preparation and filing of any patent applications, copyright registrations, and the execution of all applications, assignments or other instruments for perfection of protection or title. Supplier will pay its employees any compensation due in connection with the assignment of any intellectual property or invention. Supplier warrants to Customer that Supplier's employees are subject to agreements which will secure Customer's rights under this Section.

28.0 GENERAL

     28.1 Supplier Performances. Time is of the essence in Supplier's performance. Supplier agrees to use reasonable commercial efforts in its performance under this Agreement. Customer may inspect Supplier's performance and Supplier will facilitate inspection. Customer's inspection (or lack of

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                                                         Contract Number 96-0032

          inspection) will not be an acceptance of Services or a waiver of any right or warranty or preclude Customer from rejecting defective Services.

     28.2 Material/Mechanic's Lien. Supplier will promptly pay for all services, materials, equipment, labor used under this Agreement, and will hold Customer harmless from all losses, expenses, and liabilities connected with Supplier's failure to promptly pay for services, materials equipment or labor and will keep Customer premises free of claims or liens. Supplier will furnish Customer with lien waivers from all approved subcontractors, per Exhibit E.

     28.3 Assignment. Customer may assign this Agreement to any Customer Affiliate or Partner without the consent of Supplier. Otherwise, the parties agree that this Agreement is personal in nature and neither party may assign this Agreement or any of its rights or delegate its obligations without the prior written consent of the other party, which will not be unreasonably withheld.

     28.4 Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of Missouri without regard to any conflict of laws provision.

     28.5 Laws and Regulations. Supplier will comply with all local, municipal, state, federal and governmental laws, orders, codes and regulations in the performance of this Agreement and any Work Orders.

     28.6 Permits and Licenses. Supplier will obtain and keep current at Supplier's expense all governmental permits, certificates and licenses (including professional licenses, if applicable) necessary for Supplier to perform the Services.

     28.7 Waiver. The waiver of a breach of any term or condition of this Agreement will not constitute the waiver of any other breach of the same or any other term.

     28.8 Severability. If any provision of this Agreement is held to be unenforceable, the remaining provisions will remain in effect, to be construed as if the unenforceable provision were originally deleted.

     28.9 Survival. Numbered provisions 5.5, 5.6, 6.3, 7.2, 7.3, 8.4, 8.5, 8.8,
          12.3, 13.2, 13.4, 14.12, 15.4, 16.0, 17.4, 20.0, 22.0, 23.0, 27.0,
          32.0 and 33.0, will survive the termination of this Agreement, in addition to any other provisions that by their content are intended to survive the performance, termination or cancellation of this Agreement.

    28.10 Publicity, Neither party, without prior written consent of the other party will:

          28.10.1 make any news release, public announcement, denial or confirmation of this Agreement or its subject matter; or

          28.10.2 in any manner advertise or publish the fact of this Agreement; or

          28.10.3 disclose the terms or prices of this Agreement.

          Withstanding the foregoing, either party may make such announcement upon advice of counsel that such announcement is reasonably required, and such consent as stated above in this subsection 28.10 shall not be unreasonably withheld.

    28.11 Force Majeure. Neither party will be liable or deemed to be in default for any delay or failure in performance under this Agreement or interruption of Service over which it has no control resulting directly or indirectly by reason of fire, flood, earthquake, explosion or other casualty, war or other violence, or any requirement of a Government agency provided the party so affected takes all

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          reasonable steps to avoid or remove such cause of non-performance and resumes performance hereunder promptly whenever such causes are removed.

29.0 SAFETY

     29.1 OSHA. Supplier will comply with all Occupational Safety & Health Act
          (OSHA) regulations and all other applicable federal, state, and local rules and regulations that may apply to performance of the Services required under this Agreement. Supplier must immediately notify Customer by telephone (followed by written confirmation within twenty-four (24) hours) of any product or material used in providing Services that fails to comply with any applicable safety rules or standards of any government agencies (including the Environmental Protection Agency) or that contains a defect which could present a substantial risk to the public health or of injury to the public or the environment.

     29.2 Injury Prevention. If Supplier's work under this Agreement involves performance on Customer's or Customer Affiliates' premises, Supplier must take all reasonably necessary precautions to prevent injury to persons or property during the work and strictly adhere to all applicable security procedures of Customer or its Customer Affiliate while on Customer's or Customer Affiliate's premises.

     29.3 Weapons Prohibition. Supplier is prohibited from carrying weapons or ammunition onto Customer's premises or using or carrying weapons while performing work on Customer's behalf or attending Customer-sponsored activities. Supplier further agrees to comply with any postings or notices located at Customer's premises regarding safety, security, or weapons.


30.0 SECURITY

     Supplier agrees to perform background checks on each Supplier employee and approved subcontractor assigned to Customer in accordance with Supplier's approved security guidelines. Security access to Customer premises will be designated on an as needed basis. Supplier will abide by all procedures and policies applicable to Customer premises.

31.0 AGREEMENT MANAGEMENT

     31.1 Agreement Managers. Each party agrees to appoint an Agreement Manager to act as liaison with the other party in regard to any issues, concern, question, dispute, concerning this Agreement, as may arise. In the event the dispute is not resolved in the normal course of business, the escalation path in subsection 25.1 will apply.

     31.2 Service Level Reporting. Supplier will provide capture, calculation, and reporting of all Service Levels per subsection 7.1.2. Supplier will report performance on Service Levels monthly to Customer per mutually agreed upon format and medium, as initially defined during Implementation planning. Additional Service Levels may be mutually agreed to and incorporated into this Agreement.

     31.3 General Notification. Supplier agrees to make available to Customer any significant information that is publicly made available to Supplier by Supplier's equipment manufacturers, Software providers, and service providers concerning defects, Upgrades, Interoperability, discontinuation, constraints, and performance.

     31.4 Determination of Launch. Customer has the sole responsibility to determine Customer's date of Launch. If Customer's Launch should become any date other than November 1, 1996, then Customer will notify Supplier promptly of such change and the parties will mutually agree to the action, if any, to be taken by either party in regard to this Agreement. Customer will be allowed to declare an excusable delay of Launch up to one-hundred-twenty (120) Days in its schedule, in


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                                                         Contract Number 96-0032

          which case Supplier and Customer agree to simply shift the commitments based on annual periods month for month until the delay ends. The Annual Minimum Amount, Initial Term, and the annum for Early Termination Fees will begin at the end of the delay period. Any Monthly per Subscriber Fees paid to Supplier during the delay period will not apply toward the Annual Minimum Amount.

32.0 ACCEPTANCE

     Customer will accept Services from Supplier if in substantial conformance to specification. Customer will have the right in good faith to deny acceptance of any Service in whole or in part without Penalty which is not in substantial conformance with specifications. Acceptance of Service will occur as follows:

     32.1 Test Acceptance. Customer's confirmation of successful conclusion of Acceptance Test per subsection 11.5.

     32.2 Implementation Acceptance. Customer's confirmation of successful conclusion of the Implementation Plan.

     32.3 Work Order Acceptance. Customer approval as being in substantial conformance with specification or use of any work and deliverables requested per an authorized Work Order.

     32.4 Final Acceptance. The Supplier's System will be accepted by Customer if production operations is in substantial conformance with business requirements, the functional specifications, feature and function definition, and any other mutually agreed upon specification. Customer will have the right to accept each deliverable separately, and to accept all deliverables fully installed and operating in the Customer production environment. The final acceptance period will be no greater than ninety (90) Days.

33.0 SUPPLIER DOCUMENTATION

     Supplier Documentation of Services, either directly or indirectly, will be made available to Customer, its consultants and agents, in at least electronic media. Such Documentation will be considered Proprietary Information per Section 16 and will be returned to Supplier, or certified destroyed, and upon the termination effective date in subsection 7.2 only if the Documentation is not Customer-owned per Section 27. No markings to the contrary will limit Customer's right to copy.

34.0 SUPPLIER RELEASE SCHEDULE

     Customer has the right to participate with Supplier in the planning of scheduled dates and content prioritization for Software Releases and interim dates for Maintenance Releases to Supplier's Software and Supplier's provided Third Party Software ("Release Schedule"). Supplier agrees that Customer has a right to participate in the development of the Release Schedule. Supplier shall commit to a date when Supplier shall conclude System Testing and provide a Software Release to Customer as documented in a formal commitment letter issued pursuant to subsection
     10.2.6 ("Software Release Date"). Any Supplier provided Enhancement which was not requested by Customer but is disclosed to Costumer within thirty
     (30) Days of the formal commitment letter. Furthermore, Customer has the right to request to be a beta test Customer. Supplier will apply commercially reasonable efforts to ensure the timeliness of Maintenance Releases and Software Releases, including but not limited to the rating, invoicing, and invoice presentation, driven by any applicable legislative or federal, state, or local agency.

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35.0 ENTIRE AGREEMENT

     This Agreement, together with the Work Orders, constitutes the entire Agreement between Customer and Supplier with respect to the subject matter contained, and may not be amended or modified except by written document signed by both parties. In the event of an inconsistency between the terms of this Agreement and those of a Work Order, the provisions of this Agreement control.

SIGNED:

Sprint Spectrum L.P.                    Cincinnati Bell Information Systems Inc.

/s/ BERNHARD BLANCHINO                  /s/ JAMES F. ORR
- - ---------------------------             ------------------------
(signature)                             (signature)

BERNHARD BLANCHINO                      JAMES F. ORR
- - ---------------------------             ------------------------
CHIEF BUSINESS DEVELOPMENT              (print name)
OFFICER

                                        PRESIDENT & CEO
- - ---------------------------             ------------------------
(title)                                 (title)

July 8, 1996                            July 8, 1996
- - --------------------------              ---------------------
(date)                                  (date)



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